                                                                   Exhibit 10.18

                                  $300,000,000

                                CREDIT AGREEMENT

                             Dated as of May 1, 2002

                                      among

                               TEAM HEALTH, INC.,
                                  as Borrower,

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,
                               as Initial Lenders,

                              FLEET NATIONAL BANK,
                                as Issuing Bank,
                               as Swing Line Bank
                                       and
                            as Administrative Agent,

                             BANK OF AMERICA, N.A.,
                                as Issuing Bank,

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Syndication Agent,
                              as Joint Book Runner
                                       and
                             as Joint Lead Arranger


                             FLEET SECURITIES, INC.,
                              as Joint Book Runner
                                       and
                             as Joint Lead Arranger

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent

                                TABLE OF CONTENTS

                                                                                                     Page No.
CREDIT AGREEMENT..................................................................................       1


ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS.......................................................       2

   SECTION 1.1  Certain Defined Terms.............................................................       2

ARTICLE 2  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT............................      36

   SECTION 2.1  The Advances......................................................................      36
   SECTION 2.2  Making the Advances...............................................................      38
   SECTION 2.3  Issuance of and Drawings and Reimbursement Under Letters of Credit................      41
   SECTION 2.4  Repayment of Advances.............................................................      43
   SECTION 2.5  Termination or Reduction of the Commitments.......................................      45
   SECTION 2.6  Prepayments.......................................................................      46
   SECTION 2.7  Interest..........................................................................      49
   SECTION 2.8  Fees..............................................................................      50
   SECTION 2.9  Conversion of Advances............................................................      51
   SECTION 2.10  Increased Costs, Etc.............................................................      52
   SECTION 2.11  Payments and Computations........................................................      54
   SECTION 2.12  Taxes............................................................................      55
   SECTION 2.13  Sharing of Payments, Etc.........................................................      58
   SECTION 2.14  Use of Proceeds..................................................................      59
   SECTION 2.15  Defaulting Lenders...............................................................      59
   SECTION 2.16  Removal of Lender................................................................      61

ARTICLE 3  CONDITIONS OF LENDING..................................................................      62

   SECTION 3.1  Conditions Precedent to Initial Extension of Credit...............................      62
   SECTION 3.2  Conditions Precedent to Each Borrowing and Issuance...............................      69
   SECTION 3.3  Determinations Under Section 3.1.  ...............................................      70

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........................................      71

   SECTION 4.1  Organization......................................................................      71
   SECTION 4.2  Subsidiaries......................................................................      71
   SECTION 4.3  Corporate Power, Authorization....................................................      71
   SECTION 4.4  Governmental Authorizations, Approvals............................................      72
   SECTION 4.5  Due Execution, Validity, Enforceability...........................................      72
   SECTION 4.6  Financial Statements..............................................................      73
   SECTION 4.7  Pro Forma Financial Statements....................................................      73
   SECTION 4.8  True and Complete Disclosure......................................................      73
   SECTION 4.9  Litigation........................................................................      74

                               TABLE OF CONTENTS


                                                                                                     Page No.
   SECTION 4.10  Regulation U. ...................................................................      74
   SECTION 4.11  ERISA............................................................................      74
   SECTION 4.12  Casualty.........................................................................      75
   SECTION 4.13  Environmental Matters............................................................      75
   SECTION 4.14  Collateral Documents.............................................................      76
   SECTION 4.15  Taxes............................................................................      77
   SECTION 4.16  Compliance with Securities Laws..................................................      77
   SECTION 4.17  Solvency.........................................................................      78
   SECTION 4.18  Debt.............................................................................      78
   SECTION 4.19  No Defaults, Compliance with Laws................................................      78
   SECTION 4.20  Owned Real Property..............................................................      78
   SECTION 4.21  Leased Real Property.............................................................      79
   SECTION 4.22  Material Contracts...............................................................      79
   SECTION 4.23  Investments......................................................................      79
   SECTION 4.24  Intellectual Property............................................................      79
   SECTION 4.25  Spectrum Acquisition Documents...................................................      79
   SECTION 4.26  Fees.............................................................................      80
   SECTION 4.27  Government Consents for Conduct of Business......................................      80
   SECTION 4.28  Labor Disputes; Collective Bargaining Agreement; Employee Grievances.............      81
   SECTION 4.29  Senior Debt......................................................................      81

ARTICLE 5  AFFIRMATIVE COVENANTS..................................................................      81

   SECTION 5.1  Compliance with Law...............................................................      81
   SECTION 5.2  Payment of Taxes, Etc.............................................................      82
   SECTION 5.3  Compliance with Environmental Laws................................................      82
   SECTION 5.4  Maintenance of Insurance..........................................................      82
   SECTION 5.5  Preservation of Corporate Existence, Etc..........................................      83
   SECTION 5.6  Visitation Rights.................................................................      83
   SECTION 5.7  Keeping of Books..................................................................      83
   SECTION 5.8  Maintenance of Properties, Etc....................................................      83
   SECTION 5.9  Performance of Material Contracts.................................................      84
   SECTION 5.10  Transactions with Affiliates.....................................................      84
   SECTION 5.11  Agreement to Grant Additional Security...........................................      84
   SECTION 5.12  Interest Rate Protection.........................................................      86
   SECTION 5.13  Performance of Spectrum Acquisition Documents....................................      87
   SECTION 5.14  Assignment of Claims.............................................................      87

ARTICLE 6  NEGATIVE COVENANTS.....................................................................      87

   SECTION 6.1  Liens, Etc........................................................................      87
   SECTION 6.2  Debt..............................................................................      89
   SECTION 6.3  Fundamental Changes; Acquisitions.................................................      91

                               TABLE OF CONTENTS

                                                                                                     Page No.
   SECTION 6.4  Sales, Etc........................................................................      91
   SECTION 6.5  Investments.......................................................................      92
   SECTION 6.6  Dividends, Etc....................................................................      94
   SECTION 6.7  Change in Nature of Business......................................................      95
   SECTION 6.8  Charter Amendments................................................................      96
   SECTION 6.9  Accounting Changes................................................................      96
   SECTION 6.10  Prepayments, Etc.................................................................      96
   SECTION 6.11  Amendment, Etc...................................................................      96
   SECTION 6.12  Limitation on Certain Restrictions on Subsidiaries...............................      96
   SECTION 6.13  Negative Pledge..................................................................      97
   SECTION 6.14  Partnerships, New Subsidiaries...................................................      97
   SECTION 6.15  Speculative Transactions.........................................................      97
   SECTION 6.16  Capital Expenditures.............................................................      97
   SECTION 6.17  Issuance of Stock................................................................      98
   SECTION 6.18  Guaranteed Obligations...........................................................      98
   SECTION 6.19  Management Fees..................................................................      99
   SECTION 6.20  Insurance Subsidiary.............................................................     100

ARTICLE 7  REPORTING REQUIREMENTS.................................................................     100

   SECTION 7.1  Default Notice....................................................................     100
   SECTION 7.2  [Intentionally omitted.]..........................................................     100
   SECTION 7.3  Quarterly Financials..............................................................     100
   SECTION 7.4  Annual Financials.................................................................     101
   SECTION 7.5  Annual Forecasts..................................................................     102
   SECTION 7.6  ERISA Events and ERISA Reports....................................................     102
   SECTION 7.7  Plan Terminations.................................................................     102
   SECTION 7.8  Actuarial Reports.................................................................     102
   SECTION 7.9  Plan Annual Reports...............................................................     102
   SECTION 7.10  Multiemployer Plan Notices.......................................................     102
   SECTION 7.11  Litigation.......................................................................     103
   SECTION 7.12  Securities Reports...............................................................     103
   SECTION 7.13  Creditor Reports.................................................................     103
   SECTION 7.14  Agreement Notices................................................................     103
   SECTION 7.15  Environmental Conditions.........................................................     103
   SECTION 7.16  Real Property....................................................................     103
   SECTION 7.17  Insurance........................................................................     104
   SECTION 7.18  Management Letters...............................................................     104
   SECTION 7.19  Other Information................................................................     104

ARTICLE 8  FINANCIAL COVENANTS....................................................................     104

   SECTION 8.1  Consolidated Funded Debt to EBITDA Ratio..........................................     104

                               TABLE OF CONTENTS

                                                                                                     Page No.
   SECTION 8.2  Interest Coverage Ratio...........................................................     105
   SECTION 8.3  Fixed Charge Coverage Ratio.......................................................     106

ARTICLE 9  EVENTS OF DEFAULT......................................................................     107

   SECTION 9.1  Payment...........................................................................     107
   SECTION 9.2  Representations and Warranties....................................................     107
   SECTION 9.3  Certain Covenants.................................................................     107
   SECTION 9.4  Other Covenants...................................................................     107
   SECTION 9.5  Other Defaults....................................................................     107
   SECTION 9.6  Bankruptcy, Etc...................................................................     107
   SECTION 9.7  Judgments.........................................................................     108
   SECTION 9.8  Loan Documents....................................................................     108
   SECTION 9.9  Liens.............................................................................     108
   SECTION 9.10  Change of Control................................................................     108
   SECTION 9.11  ERISA Events.....................................................................     108
   SECTION 9.12  Subordination Provisions.........................................................     109
   SECTION 9.13  Matters Relating to Regulatory Agencies..........................................     109
   SECTION 9.14  Related Professional Corporation Termination.....................................     109
   SECTION 9.15  Insurance Subsidiary.............................................................     109

ARTICLE 10  THE ADMINISTRATIVE AGENT..............................................................     111

   SECTION 10.1  Authorization and Action.........................................................     111
   SECTION 10.2  Agent's Reliance, Etc............................................................     111
   SECTION 10.3  Fleet and Affiliates.............................................................     112
   SECTION 10.4  Lender Party Credit Decision.....................................................     112
   SECTION 10.5  Indemnification..................................................................     112
   SECTION 10.6  Successor Administrative Agents..................................................     113
   SECTION 10.7  Events of Default................................................................     114
   SECTION 10.8  Syndication and Documentation Agent..............................................     115

ARTICLE 11  MISCELLANEOUS.........................................................................     115

   SECTION 11.1  Amendments, Etc..................................................................     115
   SECTION 11.2  Notices Etc......................................................................     116
   SECTION 11.3  No Waiver; Remedies..............................................................     118
   SECTION 11.4  Costs and Expenses...............................................................     118
   SECTION 11.5  Right of Set-off.................................................................     120
   SECTION 11.6  Binding Effect...................................................................     120
   SECTION 11.7  Assignments and Participations...................................................     121
   SECTION 11.8  Execution in Counterparts........................................................     124
   SECTION 11.9  No Liability of the Issuing Banks................................................     124
   SECTION 11.10  Confidentiality.................................................................     125

                                           TABLE OF CONTENTS

                                                                                                    Page No.
   SECTION 11.11  Further Assurances..............................................................     125
   SECTION 11.12  JURISDICTION, ETC...............................................................     125
   SECTION 11.13  GOVERNING LAW...................................................................     126
   SECTION 11.14  WAIVER OF JURY TRIAL............................................................     126

EXHIBITS
--------
Exhibit A  -  Form of Assignment and Acceptance
Exhibit B  -  Form of Revolving Credit Note
Exhibit C  -  Form of Term A Note
Exhibit D  -  Form of Term B Note
Exhibit E  -  Form of Notice of Borrowing
Exhibit F  -  Form of Security Agreement
Exhibit G  -  Form of Intellectual Property Security Agreement
Exhibit H  -  Form of Holdings Pledge Agreement
Exhibit I  -  Form of Holdings Guaranty
Exhibit J  -  Form of Subsidiary Guaranty


SCHEDULES
---------
Organization Schedule
Schedule I                 Commitments and Applicable Lending Offices
Schedule 1.3               Changes in Accounting Methods
Schedule 2.3(e)            Outstanding Letters of Credit
Schedule 3.1(a)(xi)        States in which Loan Parties are Qualified to do Business
Schedule 4.2               Subsidiaries
Schedule 4.4               Required Authorizations and Approvals
Schedule 4.9               Disclosed Litigation
Schedule 4.11              Welfare Plans
Schedule 4.13              Environmental Matters
Schedule 4.18(a)           Existing Debt
Schedule 4.18(b)           Surviving Debt
Schedule 4.18(c)           Existing Debt of Target to be Repaid Prior to Closing Date
Schedule 4.19              No Defaults
Schedule 4.20              Owned Real Estate
Schedule 4.21              Leased Real Estate
Schedule 4.22              Material Contracts
Schedule 4.23              Investments
Schedule 4.24              Intellectual Property
Schedule 4.28              Labor Disputes; Collective Bargaining Agreement; Employee Grievances
Schedule 5.10              Transactions with Affiliates
Schedule 6.1(c)            Liens
Schedule 6.2(b)            Certain Unrestricted Intercompany Debt
Schedule 6.2(c)            Debt
Schedule 6.5(a)            Investments in Subsidiaries
Schedule 6.5(g)            Existing Investments
Schedule 6.17              Existing Issuances, Etc. of Stock
Schedule 6.18              Guaranteed Obligations

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of May 1, 2002 by and among TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), FLEET NATIONAL BANK, as an Issuing Bank (an "Issuing Bank"), as the Swing Line Bank (the "Swing Line Bank"), and as administrative agent (together with any successor appointed pursuant to Article 10, the "Administrative Agent") for the Lender Parties (as hereinafter defined), BANK OF AMERICA, N.A., as an Issuing Bank, BANC OF AMERICA SECURITIES LLC, as syndication agent (the "Syndication Agent") and GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (the "Documentation Agent").

                             PRELIMINARY STATEMENT:

         (1) The Borrower, the Administrative Agent and certain financial institutions are party to a Credit Agreement dated as of March 12, 1999 (as amended through the date hereof, the "Existing Credit Agreement") and Borrower has entered into that certain Stock Purchase Agreement dated March 29, 2002 with Spectrum Healthcare Services, Inc. (the "Target"), the beneficial owners of the Target (the "Sellers") and Madison Dearborn Capital Partners, L.P., as the representatives of the Sellers, (as amended by that certain First Amendment to Stock Purchase Agreement, dated as of May 1, 2002, and as hereafter further amended or modified as permitted by the terms of this Agreement, the "Spectrum Acquisition Agreement") and that certain Distribution and Repurchase Agreement dated March 29, 2002 with Spectrum Holdings of Delaware, LLC, the Sellers and the Target (as hereafter amended or modified as permitted by the terms of this Agreement, the "Redemption Agreement") in order to acquire all of the issued and outstanding capital stock of the Target and to recapitalize the Target (collectively, the "Spectrum Acquisition").

         (2) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Three Hundred Million Dollars ($300,000,000), to be used by the Borrower (a) to refinance the Borrower's obligations under its existing senior secured credit agreement, (b) to finance the Spectrum Acquisition, (c) to pay fees and expenses incurred in connection with the Spectrum Acquisition in an aggregate amount not to exceed $7,000,000, (d) to provide working capital, (e) to finance general corporate purposes of the Borrower and its Subsidiaries, and (f) to finance Permitted Acquisitions (as hereinafter defined), and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired EBITDA" means as of any date of determination, an amount equal to (a) EBITDA (calculated excluding clause (ix) of the definition of EBITDA) attributable to each Permitted Acquisition consummated by the Borrower or any of its Subsidiaries during the one (1) year period preceding the date of determination (but only for a number of full fiscal quarters immediately preceding the consummation of the applicable Permitted Acquisition equal to four
(4) less the number of fiscal quarters following the consummation of the applicable Permitted Acquisition for which financial statements of the Borrower covering one (1) or more full fiscal quarters have been delivered to the Administrative Agent pursuant to Section 7.3) plus (b) the Pro Forma Cost Reductions, if any, applicable to each such Permitted Acquisition (but reductions shall be computed (notwithstanding the definition of Pro Forma Cost Reduction) only in respect of the same number of fiscal quarters as described in the parenthetical in clause (a) above).

         "Additional Collateral Documents" has the meaning specified in Section 5.11(e).

         "Administrative Agent" has the meaning specified in the recitals to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110,
Attention: Loan Administration.

         "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

         "Affected Lender" has the meaning specified in Section 2.16.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. For purposes of this definition, an Affiliate of a Lender which is a fund shall include a fund with the same investment advisor or that has an Affiliate for an investment advisor.

         "Agents" means the Administrative Agent and the Syndication Agent.

         "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means at any time and from time to time a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Funded Debt to EBITDA at such time, as set forth below:


                 Applicable Margin for Eurodollar Rate Advances
                 ----------------------------------------------

Ratio of Consolidated                       Revolving Credit Advances
Funded Debt to EBITDA                         and Term A Advances
---------------------                         -------------------
Greater than 4.00:1                                      3.00%

Greater than 3.50:1                                      2.75%
     less than or equal to 4.00:1

Greater than 3.00:1                                      2.50%
     less than or equal to 3.50:1

Greater than 2.50:1                                      2.25%
     less than or equal to 3.00:1

Less than or equal to 2.50:1                             2.00%

                    Applicable Margin for Prime Rate Advances
                    -----------------------------------------

Ratio of Consolidated                       Revolving Credit Advances
Funded Debt to EBITDA                         and Term A Advances
---------------------                         -------------------
Greater than 4.00:1                                      1.00%

Greater than 3.50:1                                      0.75%
     less than or equal to 4.00

Greater than 3.00:1                                      0.50%
     less than or equal to 3.50:1

Greater than 2.50:1                                      0.25%
     less than or equal to 3.00:1

Less than or equal to 2.50:1                             0.00%

         Notwithstanding the above rates, prior to the date which is six (6) months from the date hereof, the Applicable Margin for a Revolving Credit Advance and a Term A Advance shall be not less than 2.75% for a Eurodollar Rate Advance and not less than 0.75% for a Prime Rate Advance.

         The Applicable Margin for a Term B Advance shall be 3.25% for a Eurodollar Rate Advance and 1.25% for a Prime Rate Advance.

         The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance (other than, in each instance, a Term B Advance) shall be determined by reference to the ratio of Consolidated Funded Debt to EBITDA which shall be determined and adjusted, if applicable, three (3) Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.3 or 7.4 and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Funded Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above within ten (10) days following the date required under Section
7.3 or 7.4, as the case may be, the Applicable Margin shall equal the highest level set forth above, commencing on such tenth day, until the first day of the first month following the delivery of such financial statements demonstrating a lower Applicable Margin.

         "Asset Disposition" shall mean the disposition (not involving an Extraordinary Receipt) of any or all of the assets of the Borrower or any of its Subsidiaries (including the capital stock of any of their Subsidiaries, but excluding the sale by the Borrower of its own capital stock) whether by sale, lease, transfer, or otherwise; provided, however, that for purposes of Section 2.6(b)(ii), the term "Asset Disposition" shall not include (a) any sale, lease, transfer or other disposition permitted pursuant to Section 6.4(a) through (f) or (b) any sale, lease, transfer or other disposition of Equipment if the Net Proceeds therefrom are reinvested in replacement Equipment within 180 days of such disposition; provided, that pending any replacement, any such Net Proceeds are used to repay Revolving Credit Advances.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and by the Borrower, in accordance with Section 11.7 and in substantially the form of Exhibit A hereto.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "Bank of America" means Bank of America, N.A., in its capacity as a Lender or as Issuing Bank.

         "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Section 5.12 that is entered into by and between the Borrower and any Hedge Bank.

         "Benefit Arrangements" means any deferred compensation, bonus, stock option, stock purchase or incentive plan, or any other agreement or arrangement, whether written or oral, other than Plans, Multiemployer Plans, Welfare Plans and defined contribution plans, that authorizes benefits to employees of the Borrower or any of its Subsidiaries.

         "Borrower" has the meaning specified in the recitals to this Agreement.

         "Borrower's Account" means the account of the Borrower maintained by the Borrower with Fleet National Bank at its office at 100 Federal Street, Boston, Massachusetts 02110.

         "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts, Charlotte, North Carolina, Knoxville, Tennessee and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person.

         "Capitalized Leases" means all leases that should be, in accordance with GAAP, recorded as capitalized leases.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents or as permitted under Section 6.1:
(a) marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof, (b) overnight bank deposits, bankers acceptances, certificates of deposit or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States, any State thereof or the District of Columbia and has combined capital and surplus of at least $500,000,000, (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., (d) repurchase obligations and reverse repurchase agreements of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, (e) securities with maturities of one (1) year or less from the date of issuance thereof issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least AAA (or the equivalent thereof) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Aaa (or the equivalent thereof) by Moody's Investors Service, Inc. or equivalent by another rating agency, (f) securities with maturities of one (1) year or less from the date of issuance thereof backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest only in assets satisfying the requirements of clause (a) through (f) of this definition.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "Change of Control" means any of the following events: (a) prior to a Qualified Initial Public Offering, (i) Holdings shall at any time cease to collectively own a majority of the capital stock of the Borrower, (ii) the Sponsors or Related Parties are no longer collectively the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, amended (the "Exchange Act")) of at least fifty-one percent (51%) of the total voting power of all Voting Stock of Holdings or (iii) the Sponsors or Related Parties no longer have the right to collectively designate and cause to be elected a majority of the directors (or their equivalent) of Holdings and thereby control the management of Holdings, the Borrower and its Subsidiaries; (b) after a Qualified Initial Public Offering, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Holdings, the Sponsors or Related Parties, is or becomes the beneficial owner, directly or indirectly, of more than the lesser of (x) thirty-five percent (35%) of the total voting power of all Voting Stock of the Borrower and (y) the percentage of the total voting power of all Voting Stock of the Borrower owned by Holdings, the Sponsors and Related Parties (after giving effect to the Initial Public Offering) or (ii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Borrower; or (c) a Change of Control (as defined in the Subordinated Notes Indenture) shall have occurred.

         "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.1 to the Initial Extension of Credit shall have been satisfied or waived.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Holdings Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.11.

         "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

         "Commitment Letter" means the letter dated March 25, 2002 among Fleet, Bank of America, BAS, Fleet Securities, Inc., each of the Agents and the Borrower.

         "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach by the Administrative Agent or any Lender Party (or any Person to which they disclosed such information) of its obligations to keep such information confidential under Section 11.10) or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

         "Consolidated" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

         "Consolidated Funded Debt to EBITDA" means, for any fiscal quarter of the Borrower, a ratio of (a) Funded Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

         "Conversion," "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the date of this Agreement, (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, or (c) was nominated by the Sponsors pursuant to the Stockholders Agreement.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets.

         "Current Liabilities" of any Person means all indebtedness of such Person that would, in accordance with GAAP, be classified as current liabilities, but excluding the current portion of any Funded Debt (including accrued but unpaid interest).

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than ninety (90) days unless being contested in good faith) which would be shown as a liability on a balance sheet or are required to be set forth in the footnotes to a year-end balance sheet, each prepared in accordance with GAAP, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases to the extent classified as a liability on a balance sheet in accordance with GAAP, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (I) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (II) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (III) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (IV) otherwise to assure a creditor against loss, (i) all Debt referred to in clauses
(a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (j) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (k) all Earnout Obligations; provided, that notwithstanding the foregoing, Earnout Obligations up to an aggregate amount of $20,000,000 outstanding at any time shall not be deemed to be Debt.

         "Debt Issuance" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Funded Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under Section 6.2 (other than as provided in the proviso to Section 6.2(c)(iii)).

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

         "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.2(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.2(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or an Issuing Bank pursuant to
Section 10.5 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

         "Disclosed Litigation" has the meaning specified in Section 4.9.

         "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

         "Earnout Obligations" means (a) Existing Earnout Obligations and (b) those payment obligations of the Borrower and its Subsidiaries to former owners of businesses which were acquired by the Borrower or one of its Subsidiaries pursuant to a Permitted Acquisition which are in the nature of deferred purchase price. The amount of Earnout Obligations shall equal the amount required to be set forth with respect to such payment obligations on a balance sheet prepared in accordance with GAAP applied consistent with past practices.

         "EBITDA" means, for any period the sum, determined on a Consolidated basis and without duplication, of (i) Net Income (or Net Loss), (ii) Interest Expense (without deduction for interest income), (iii) income (and franchise taxes in the nature of income taxes) and foreign withholding tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring non-cash expenses, charges and losses to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (vi) amortization expense, (vii) other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity interests) to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (viii) expenses of the Borrower related to the Transaction which are paid, taken or otherwise accounted for within ninety (90) days of the consummation of the Transaction not to exceed $7,000,000 in the aggregate, (ix) Acquired EBITDA for such period, (x) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $500,000 in any Fiscal Year, (xi) non-cash losses from asset sales, (xii) expenses incurred to the extent reimbursed (or reasonably expected to be reimbursed within ninety
(90) days of incurrence thereof) by MedPartners, Inc. pursuant to the indemnification provisions of the Recapitalization Agreement and (xiii) expenses incurred to the extent reimbursed (or reasonably expected to be reimbursed within ninety (90) days of incurrence thereof) by the Sellers pursuant to the indemnification provisions of the Spectrum Acquisition Agreement; provided, that with respect to each of clauses (ii) through (xiii), such amounts shall be added to Net Income pursuant to this definition only to the extent such amounts were deducted in determining Net Income, minus (A) extraordinary and nonrecurring gains (in each case determined in accordance with GAAP) and (B) amounts added pursuant to clause
(xii) above during this Fiscal Year or any previous Fiscal Year which were not so reimbursed within the time period set forth in the parenthetical in clause
(xii) above; provided, that EBITDA shall be deemed to be $23,197,281 with respect to the second quarter of Fiscal Year 2001, $21,015,796 with respect to the third quarter of Fiscal Year 2001, $19,748,301 with respect to the fourth quarter of Fiscal Year 2001, and $23,456,000 with respect to the first quarter of Fiscal Year 2002; provided, further, that for the part of the second fiscal quarter of Fiscal Year 2002 occurring prior to the Closing Date, EBITDA shall be calculated for such fiscal quarter on a pro forma adjusted basis consistent with the adjustments for Fiscal Year 2001 and reasonably acceptable to the Administrative Agent. In addition, EBITDA shall be calculated without giving effect to (w) any gains or losses (other than as expressly provided in clause
(xi) above) from sales of assets other than from sales of inventory sold in the ordinary course of business, (x) purchase accounting adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any Permitted Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisition), (y) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period in respect of post-retirement benefits as a result of the application of FASB 106 and (z) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period resulting from the payment of Earnout Obligations.

         "Eligible Assignee" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate (or fund with the same investment advisor or that has an Affiliate of such investment advisor as its investment advisor) of a Lender; and (c) subject to the prior approval of the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and, in the case of a Revolving Lender, having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; provided, however, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance having the force and effect of law, in each case relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equipment" has the meaning specified in Section 1(a) of the Security Agreement.

         "Equity Issuance" means any sale or issuance by the Borrower or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iv), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower issued on or before the Closing Date; (b) capital stock of the Borrower to any Person as consideration paid or otherwise issued in connection with a Permitted Acquisition; (c) common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; (d) common stock and/or Preferred Stock of the Borrower issued to directors, management and employees of the Borrower whether pursuant to stock options or otherwise, (e) common stock issued by any Subsidiary of the Borrower to the Borrower, (f) capital stock of the Borrower to any shareholder of the Borrower (and their respective Affiliates) on the Closing Date and (g) issuances of capital stock of the Borrower to any Sponsor or Related

Party after the date hereof so long as the Net Cash Proceeds from any such issuance are used in accordance with Section 6.5(s).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered to first class banks by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two (2) Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two (2) Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(ii).

         "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Article 9.

         "Excess Cash Flow" means for any period (without duplication) the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period plus (b) if there was a net decrease in Working Capital during such period, the amount of such net decrease less (c) if there was a net increase in Working Capital during such period the amount of such net increase less (d) the aggregate amount of mandatory and optional prepayments (other than optional prepayments of the Swing Line Advances, Letter of Credit Advances or Revolving Credit Advances) or repayments of principal made by the Borrower and its Subsidiaries on any Debt of the Borrower and its Subsidiaries during such period less (e) Capital Expenditures of the Borrower and its Subsidiaries paid in cash within such period or within ninety (90) days of the end of such period (which, if so applied, will not constitute a reduction in calculating Excess Cash Flow in the following period) and not financed during such period less (f) the aggregate net amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period less (g) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less
(h) the aggregate amount of all non-cash credits included in arriving at such EBITDA less (i) dividends or other distributions or redemptions paid by the Borrower to the holders of its capital stock during such period to the extent that the Borrower is expressly permitted to pay such dividends or other distributions or redemptions under this Agreement less (j) extraordinary or nonrecurring cash charges, expenses and losses during such period less (k) cash expenses paid during such period in connection with the issuance pursuant to the Subordinated Note Indenture of Subordinated Notes in exchange for such Subordinated Notes less (l) the amount of any payments in respect of Earnout Obligations and other payments made pursuant to the Recapitalization Agreement and/or the Spectrum Acquisition Agreement less (m) the unfinanced portion of cash purchase price for Permitted Acquisitions not to exceed $5,000,000 in any Fiscal Year less (n) Acquired EBITDA less (o) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $500,000 in any Fiscal Year less (p) expenses of the Borrower related to the Transaction which are not financed and which are paid, taken or otherwise accounted for within ninety (90) days of the Transaction not to exceed $7,000,000 in the aggregate. With respect to each of the deductions from EBITDA set forth above, each shall be made only to the extent such amounts are not deducted in determining EBITDA.

         "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

         "Existing Debt" has the meaning specified in Schedule 4.18(a).

         "Existing Earnout Obligations" means those payment obligations of the Borrower, its Subsidiaries and the Related Professional Corporations set forth on Exhibit B to the

Recapitalization Agreement to former owners of business which were acquired by the Borrower, its Subsidiaries and the Related Professional Corporations prior to the Closing Date which are in the nature of deferred purchase prices for such businesses and are expressly contingent on the financial or operating performance of such businesses for periods after the Closing Date.

         "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person from tax refunds received after Fiscal Year 2002 (to the extent not included in EBITDA for the period of receipt thereof), proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as such application is made within 180 days after such Person's receipt of such proceeds, awards or payments; (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; or (c) in respect of indemnity payments have been or are applied within twelve (12) months of receipt thereof to pay a reasonably anticipated cost or expense of such Person not in excess of $10,000,000.

         "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter dated March 25, 2002 among the Agents and the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "Fleet" means Fleet National Bank in its capacity as a Lender, Issuing Bank or Swing Line Bank.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

         "Funded Debt" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

         "GAAP" has the meaning specified in Section 1.3.

         "Guaranteed Obligations" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, rent or any other payment or obligation of the lessee under a lease of real or personal property, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, that the term Guaranteed Obligations shall not include endorsements of instruments for deposit or collection or standard contractual indemnitees entered into in the ordinary course of business. The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligation is made and
(y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guarantors" means (a) each Subsidiary Guarantor and (b) Holdings.

         "Guaranty" means each of the Holdings Guaranty and the Subsidiary Guaranty.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

         "Holdings" means Team Health Holdings, L.L.C., a Delaware limited liability company.

         "Holdings Guaranty" has the meaning specified in Section 3.1(a).

         "Holdings Pledge Agreement" has the meaning specified in Section
3.1(a).

         "Immaterial Subsidiary" means each Subsidiary of the Borrower which (a) for the most recent Fiscal Year of the Borrower had less than $100,000 of revenues and (b) as of the end of such Fiscal Year was the owner of less than $100,000 of assets, all as shown on the Consolidated financial statements of the Borrower for such Fiscal Year.

         "Indemnified Party" has the meaning specified in Section 11.4(b).

         "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

         "Initial Lenders" has the meaning specified in the recitals to this Agreement.

         "Initial Public Offering" means the initial firm commitment Public Offering of the common stock of the Borrower.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Insurance Subsidiary" means any Subsidiary of the Borrower engaged solely in the medical malpractice insurance business, workers compensation and such other insurance business as may be approved by Fleet and Bank of America, for the underwriting of insurance policies for the Borrower and its Subsidiaries and each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients; provided that in the event that less then 100% of the capital stock of such Insurance Subsidiary is pledged to the Administrative Agent, such Insurance Subsidiary shall be wholly-owned by a special purpose domestic Wholly Owned Subsidiary of the Borrower organized solely to hold such capital stock.

         "Intellectual Property Security Agreement" has the meaning specified in
Section 3.1(a).

         "Interest Expense" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by the Borrower pursuant to Section 2.8(a). Interest Expense shall also include, regardless of treatment of such amounts in accordance with GAAP, lease or other similar payments under synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products to the extent that such payments would be considered interest expense for tax purposes. Following any Permitted Acquisition occurring after the Closing Date, Interest Expense for any period prior to the closing date of such Permitted Acquisition, shall be calculated on a pro-forma basis in the manner set forth in the definition of Permitted Acquisition.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if all affected Lenders have agreed, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" of any Person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person. The amount of any Investment by any Person on any date of determination shall be the acquisition price of the gross assets acquired (including any liability assumed by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Borrower or another Subsidiary of Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.
         "Issuing Bank" means each of Fleet and Bank of America and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 11.7.

         "L/C Cash Collateral Account" has the meaning specified in the Preliminary Statements to the Security Agreement.

         "L/C Related Documents" has the meaning specified in Section 2.4(e)(ii)(A).

         "Lender Party" means any Lender, any Issuing Bank or the Swing Line
Bank.

         "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

         "Letter of Credit" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

         "Letter of Credit Advance" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

         "Letter of Credit Agreement" has the meaning specified in Section
2.3(a).

         "Letter of Credit Commitment" means, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Banks' Letter of Credit Commitments at such time, as such amount may be reduced pursuant to Section 2.5.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Additional Collateral Document, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

         "Loan Parties" means the Borrower and each Guarantor.

         "Majority Lenders" of any Facility shall mean those Lenders (other than Defaulting Lenders) which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

         "Management Fees" means for any period, all management fees, emoluments or similar compensation paid to or incurred with respect to any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to any Loan Party in respect of services rendered in connection with the management or supervision of the management of any Loan Party), other than (a) salaries, bonuses and other compensation paid to any full-time employee in respect of such full-time employment and (b) fees, emoluments or similar compensation paid or incurred in the ordinary course of business by any Loan Party to any Person who is not an Affiliate thereof or to any Related Professional Corporation in accordance with its contractual requirements.

         "Management Services Agreement" means the Management Services Agreement dated March 12, 1999 between the Borrower and each of the Sponsors as in effect on the date hereof, as amended to the extent permitted under this Agreement.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means any material adverse change (including any event which, in the opinion of the Agents, is reasonably likely to result in such a material adverse change) in (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Borrower and its Subsidiaries (taken as a whole), or (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party.

         "Material Adverse Effect" has the meaning specified in Section 3.1(e).

         "Material Contract" means, with respect to any Person, each contract or group of similar contracts with the same or affiliated parties which account for greater than 5% of the Consolidated revenue of the Borrower and its Subsidiaries, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "Mortgage" means each mortgage, deed of trust or other similar document executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on the Mortgaged Property.

         "Mortgage Policies" has the meaning assigned to that term in Section 3.1(a)(iii)(B).

         "Mortgaged Property" means any parcel (or adjoining parcels) of real property acquired by the Borrower or any of is Subsidiaries after the Closing Date which has a fair market value in excess of $1,000,000.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any Asset Disposition or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable commissions, underwriting fees and discounts, legal fees, accountants' fees, investment banker's fees, finder's fees and other out-of-pocket fees and expenses incurred in connection therewith, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in the case of (a) or (c) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Net Income" and "Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that (i) the net income (loss) of any Person which is not a consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         "Note" means a Term A Note, a Term B Note or a Revolving Credit Note.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a).

         "Notice of Issuance" has the meaning specified in Section 2.3(a).

         "Notice of Renewal" has the meaning specified in Section 2.1(e).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.2(b).

         "Notice of Termination" has the meaning specified in Section 2.1(e).

         "NPL" means the National Priorities List under CERCLA.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 9.4. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party in accordance with the terms of this Agreement, and (c) any other obligations arising out of or under the Loan Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Other Taxes" has the meaning specified in Section 2.12(b).

         "Outstanding Letters of Credit" has the meaning specified in Section 2.3(e).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Acquisitions" means any acquisition by the Borrower or any Subsidiary Guarantor of all or substantially all of the assets or the capital stock of any Person or a division or branch of any Person which either (a) has been consented to in writing by the Agents and the Required Lenders, or (b) complies with each of the following: (i) such Person is engaged in substantially the same or similar line of business as one or more businesses of the Borrower or any of its Subsidiaries, (ii) the aggregate consideration (including for purposes hereof, any Debt (including for purposes of this definition, Earnout Obligations) assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any common stock of the Borrower or Preferred Stock and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Termination Date, in each case issued in connection with such acquisition) payable in respect of any individual acquisition shall not exceed $20,000,000; (iii) the aggregate consideration (including for purposes hereof, any Debt

(including for purposes of this definition, Earnout Obligations) assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any common stock of the Borrower or Preferred Stock and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Termination Date, in each case issued in connection with such acquisition) payable in respect of acquisitions contemplated by this definition shall not exceed for all such acquisitions $40,000,000 in any twelve
(12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition; (iv) after giving effect to the proposed acquisition on a pro forma basis for the period (the "Pro Forma Period") of four fiscal quarters of the Borrower ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.3 or 7.4, as applicable (on the basis that (A) any Debt incurred or assumed in connection with such acquisition was incurred or assumed at the beginning of the Pro Forma Period, (B) if such Debt bears a floating interest rate, such interest shall be paid over the Pro Forma Period at the rate in effect on the date of such acquisition and (C) all income and expense associated with the assets or entity acquired in connection with such acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by the Borrower over the Pro Forma Period on a pro forma basis), the Borrower is in compliance with the financial covenants set forth in Sections 8.2 and 8.3 and the Borrower shall deliver a certificate setting forth in reasonable detail the basis for calculation of such financial covenants; provided, that the Borrower shall not be required to deliver such certificate for any individual acquisition the aggregate consideration (calculated as set forth above) for which is less than $10,000,000 unless and until the aggregate amount of acquisitions in any Fiscal Year exceeds $20,000,000, (v) after giving effect to the proposed acquisition and payment of all costs and expenses in connection therewith, the Revolving Credit Commitments of all Lenders minus the sum of Revolving Advances plus Letter of Credit Advances plus Swing Line Advances plus the aggregate Available Amount of all Letters of Credit then outstanding shall equal at least $7,500,000, (vi) the Borrower shall give the Agents and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma effect of such acquisition on the financial covenants contained in Sections 8.2 and 8.3, (vii) concurrently with the making of a Permitted Acquisition consisting of assets, the Borrower shall, as additional collateral security for the Obligations, grant, or cause to be granted, to the Administrative Agent for the ratable benefit of the Lenders, prior Liens (subject to Liens permitted pursuant to Section 6.1) on and security interests in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent,
(viii) such acquisition has not been preceded by an unsolicited tender offer for such Person by the Borrower or any of its Affiliates, (ix) the assets or Person to be acquired are located in the United States except to the extent that the purchase price therefor is or would be permitted as an Investment in a Foreign Subsidiary under Section 6.5(a), and (x) the Borrower shall not make any acquisition at any time during which a Default or an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition. For purposes hereof, the Spectrum Acquisition shall be deemed to be a "Permitted Acquisition" and shall not be counted towards any of the limitation amounts set forth in this definition.

         "Permitted Investment" has the meaning specified in Section 6.5.

         "Permitted Liens" means the following (as to which any proceeding commenced for the enforcement of any such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof and only to the extent that provisions for the payment of such Liens has been made on the books of such Person to the extent required by GAAP): (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or Liens for taxes, assessments and governmental charges or levies which are being contested in good faith or are overdue less than ninety (90) days; (b) Liens imposed by law, such as lessor's, materialmen's, mechanics', carriers', workmen's, landlord's and repairmen's Liens and other similar Liens arising in the ordinary course of business which do not materially detract from the property or which are being contested in good faith or securing obligations that are not overdue for a period of more than sixty (60) days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, to secure public or statutory obligations or to secure the performance of tenders, bids, trade contracts, leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature; and (d) Permitted Real Property Encumbrances.

         "Permitted Real Property Encumbrances" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and as of the date of delivery of such Mortgage Policies to the Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Lenders, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not materially impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties, and (iii) municipal and zoning ordinances; provided that no violation exists thereunder that could materially impair the use of the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage).

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Post-Default Rate" means (a) in respect of any Advances a rate per annum equal to: (i) if such Advances are Prime Rate Advances, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date), or (ii) if such Advances are Eurodollar Rate Advances, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date); and (b) in respect of other amounts payable by the Borrower hereunder (other than legal fees and other expenses) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date).

         "Preferred Stock" means class A preferred stock of Borrower, par value $.01 per share.

         "Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

         "Prime Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(i).

         "Pro Forma Cost Reduction" means with respect to any Permitted Acquisition, if requested by the Borrower pursuant to the succeeding sentence, the amount of factually supportable and identifiable pro forma cost savings directly attributable to operational efficiencies expected to be created by the Borrower with respect to such Permitted Acquisition which efficiencies can be reasonably computed (based on the four (4) fiscal quarters immediately preceding the date of such proposed acquisition) and are approved by the Administrative Agent in its sole discretion acting in good faith; provided, that cost savings in connection with a Permitted Acquisition (together with cost savings in connection with other Permitted Acquisitions consummated during the prior twelve
(12) months) shall not exceed six percent (6%) of EBITDA of the Borrower and its Subsidiaries for the most recently ended four (4) fiscal quarters of the Borrower (inclusive of Pro Forma Cost Reductions) without the consent of the Required Lenders. If the Borrower desires to have, with respect to any Permitted Acquisition, the amount of pro forma cost savings directly attributable to the aforementioned operational efficiencies treated as part of the term Pro Forma Cost Reduction, then the Borrower shall so notify the Administrative Agent and provide written detail with respect thereto not less than five (5) Business Days prior to the proposed date of consummation of such Permitted Acquisition.

         "Pro Forma Period" has the meaning specified in the definition of "Permitted Acquisitions".

         "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

         "Public Offering" shall mean an underwritten public offering of common stock of the Borrower (or its successors) pursuant to a registration statement filed under the Securities Act and declared effective by the U.S. Securities and Exchange Commission.

         "Qualified Debt Securities" means unsecured notes issued by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition so long as the terms of any such note (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower (if such securities are issued by a Subsidiary of the Borrower) or any Subsidiaries of the Borrower (if such securities are issued by the Borrower), (iii) do not contain any mandatory put, redemption, sinking fund or other similar provision occurring prior to the Termination Date, (iv) are no less favorable (including the subordination provisions contained therein) to the Borrower or the Lenders than the provisions of the Subordinated Notes and (v) do not provide for the payment of principal prior to the date which is one (1) year following the Termination Date.

         "Qualified Initial Public Offering" means an Initial Public Offering in which (a) the aggregate gross offering proceeds at the public offering price equals or exceeds $100,000,000 and (b) following which the common stock are listed for trading on The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

         "Recapitalization Agreement" means that certain Recapitalization Agreement dated as of January 25, 1999 by and among the Borrower, Pacific Physician Services, Inc., MedPartners, Inc. and Holdings as amended, modified and supplemented from time to time.

         "Recapitalization Documents" means the Recapitalization Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to the Recapitalization Agreement in connection with the consummation of the transactions contemplated by the Recapitalization Agreement.

         "Redemption Agreement" has the meaning specified in the Preliminary Statements.

         "Reduction Amount" has the meaning specified in Section 2.6(b)(vi).

         "Register" has the meaning specified in Section 11.7(d).

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulatory Agency" means any federal, state, local or other U.S. or foreign governmental authority, bureau or agency (including, without limitation, any board of insurance, insurance department or insurance commissioner and any taxing authority or political subdivision).

         "Related Parties" means, with respect to any Sponsor, (i) any controlling stockholder or partner, eighty percent (80%) (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a fifty-one percent (51%) or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (i).

         "Related Professional Corporation" means each professional corporation which has entered into a management agreement with the Borrower, any of its Subsidiaries or any other Related Professional Corporation, other than a professional corporation with respect to which (i) the Borrower does not have the right to designate or replace the sole shareholder (or a majority of the shareholders, if applicable) pursuant to an agreement between such professional corporation and the Borrower, any of its Subsidiaries or any Related Professional Corporation and (ii) the Borrower does not have the right to participate, directly or indirectly, in the profits or losses of such professional corporation in accordance with the applicable management agreement, provided, that in any event, it includes as of the date hereof the entities listed as a "Related Professional Corporation" on the Organization Schedule attached hereto.

         "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(24) and/or any other applicable Environmental Laws.

         "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(23) and/or any other applicable Environmental Laws.

         "Required Lenders" means at any time Lenders (other than Defaulting Lenders) the sum of whose outstanding Term A Advances, Term B Advances and Revolving Credit Commitments (or, if after the Revolving Credit Facility has been terminated, outstanding Revolving Credit

Advances) constitute greater than 50% of the sum of (a) the aggregate principal amount of the Term A Advances and Term B Advances (in each case owing to Lenders which are not Defaulting Lenders) outstanding at such time and (b) the Revolving Credit Facility less the aggregate Revolving Credit Commitments of Defaulting Lenders (or, if after the Revolving Credit Facility has been terminated, outstanding Revolving Credit Advances of Revolving Credit Lenders (other than Defaulting Lenders)). For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

         "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(25) and/or any other applicable Environmental Laws.

         "Responsible Officer" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, any Vice President, the Controller or the Treasurer of such Loan Party.

         "Revolving Credit Advance" has the meaning specified in Section 2.1(c).

         "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

         "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to this Agreement.

         "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

         "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

         "Revolving Credit Termination Date" means the earlier of (a) the fifth anniversary of the Closing Date, and (b) the Termination Date.

         "Secured Parties" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "Security Agreement" has the meaning specified in Section 3.1(a).

         "Sellers" has the meaning specified in the Preliminary Statements.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital as then presently conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Spectrum Acquisition" has the meaning specified in the Preliminary Statements.

         "Spectrum Acquisition Agreement" has the meaning specified in the Preliminary Statements.

         "Spectrum Acquisition Documents" means the Spectrum Acquisition Agreement, the Redemption Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to the Spectrum Acquisition Agreement or the Redemption Agreement in connection with the consummation of the transactions contemplated by the Spectrum Acquisition Agreement and the Redemption Agreement.

         "Sponsor" or "Sponsors" means any or all (as the context may require) of Madison Dearborn Capital Partners II, LP, Cornerstone Equity Investors IV, L.P., Healthcare Equity Partners, LP and each of their respective Related Parties.

         "Standby Letter of Credit" means any Letter of Credit other than a Trade Letter of Credit.

         "Stockholders Agreement" means the stockholders agreement dated March 12, 1999 among the Borrower, MedPartners, Inc., Holdings and Pacific Physician Services, Inc. and other parties thereto from time to time, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

         "Subordinated Debt" means (i) any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions substantially similar to that of the Subordinated Notes and satisfactory to the Administrative Agent and (ii) the Subordinated Notes.

         "Subordinated Debt Financing" means Subordinated Debt of the Borrower in an amount of not less than $100,000,000 evidenced by the Subordinated Notes.

         "Subordinated Notes" means (i) the subordinated notes, if any, issued by the Borrower pursuant to the Subordinated Notes Indenture and (ii) the subordinated notes, if any, issued in exchange for such subordinated notes in an exchange offer pursuant to the Subordinated Notes Indenture and on terms and conditions reasonably satisfactory to the Administrative Agent.

         "Subordinated Notes Indenture" means the Indenture dated as of March 12, 1999 between the Borrower and United States Trust Company of New York, as trustee, as amended, modified and supplemented from time to time in accordance with the terms hereof.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary (other than Immaterial Subsidiaries and the Insurance Subsidiary) of the Borrower and each Person who shall have executed and delivered or become party to a Subsidiary Guaranty.

         "Subsidiary Guaranty" has the meaning specified Section 3.1(a).

         "Surviving Debt" shall have the meaning specified in Section 4.18(b).

         "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.1(d) or (b) any Revolving Credit Lender pursuant to
Section 2.2(b).

        "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

        "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

        "Swing Line Facility" has the meaning specified in Section 2.1(d).

        "Syndication Agent" has the meaning specified in the recitals to this Agreement.

        "Target" has the meaning specified in the Preliminary Statements.

        "Taxes" has the meaning specified in Section 2.12(a).

        "Term A Advance" has the meaning specified in Section 2.1(a).

        "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

        "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Term A Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

        "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

        "Term A Lender" means any Lender that has a Term A Commitment.

        "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

        "Term Advances" means the Term A Advance and the Term B Advance.

        "Term B Advance" has the meaning specified in Section 2.1(b).

        "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

        "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7 as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

        "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

        "Term B Lender" means any Lender that has a Term B Commitment.

        "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

        "Term Facilities" means the Term A Facility and the Term B Facility.

        "Termination Date" means the date of termination in whole of the Commitments pursuant to Section 2.5 or Article 9.

        "Trade Letter of Credit" means any Letter of Credit that is issued for the benefit of a supplier of Inventory or Equipment to the Borrower or any of its Subsidiaries to effect payment for such Inventory or Equipment, the conditions to drawing under which include the presentation to the applicable Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected Lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

        "Transaction" means the transactions contemplated by the Spectrum Acquisition Documents, and the Loan Documents.

        "Type" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

        "Unused Revolving Credit Availability" means, as of any date, the amount by which the Revolving Credit Facility exceeds the sum of the aggregate principal amount of all Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit, in each case outstanding at such time.

        "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time minus (without duplication) (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.3(c) and outstanding at such time.

        "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

        "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of the Borrower or in respect of which any Loan Party could have liability.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' or other qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

        "Working Capital" means, for any period, Consolidated Current Assets (excluding cash, Cash Equivalents and the current portion of any deferred income taxes included in Consolidated Current Assets) of the Borrower and its Subsidiaries during such period minus Consolidated Current Liabilities of the Borrower and its Subsidiaries (excluding Consolidated Current Liabilities arising out of Debt permitted pursuant to Section 6.2, the current portion of any deferred income taxes included in Consolidated Current Liabilities, Consolidated Current Liabilities relating to the purchase of an insurance policy covering tail insurance from a third party insurer and Consolidated Current Liabilities relating to the reserves of any Insurance Subsidiary, if applicable).

        "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

        SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.6 or changes thereto described on
Schedule 1.3 ("GAAP"). Except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on a basis consistent with the presentation of the financial statements delivered pursuant to Section 4.6. It being understood that all financial statements delivered pursuant to Section 7 shall be prepared in accordance with GAAP as in effect on the date of their respective preparation. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                                    ARTICLE 2

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

        SECTION 2.1 The Advances.

        (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

        (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.

        (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof (other than on the Closing Date) until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit

Commitment at such time; provided, however, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(c) to the extent such Revolving Credit Advance would (combined with all other Revolving Credit Advances and after giving effect to any immediate application of the proceeds thereof) exceed the Unused Revolving Credit Availability at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances, outstanding Letter of Credit Advances or Advances requested by the Administrative Agent to cover fees or other amounts due under this Agreement) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances. No Revolving Credit Advances shall be made to the Borrower on the Closing Date.

        (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow and reborrow under this Section 2.1(d) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

        (e) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until thirty (30) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Banks' Letter of Credit Commitments at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) thirty (30) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 365 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "Notice of Renewal") given to the applicable

Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in
Article 3 unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than thirty (30) days before the Revolving Credit Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the applicable Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal, the applicable Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(e), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(e).

        SECTION 2.2 Making the Advances. (a) Except as otherwise provided in
Section 2.3 or, with respect to Swing Line Advances, in Section 2.2(b), each Borrowing shall be made on notice, given not later than 2:00 P.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") may be by telephone, confirmed promptly in writing, or telex or telecopier in substantially the form of Exhibit E hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Following timely notice by the Administrative Agent, each appropriate Lender shall, no later than 1:00 P.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the

Borrower by crediting the Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of Letter of Credit Advances made by the applicable Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Bank and such other Revolving Credit Lenders for repayment of Letter of Credit Advances.

        (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 2:00 P.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "Notice of Swing Line Borrowing") may be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of a requested Swing Line Advance available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 12:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

        (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than twelve (12) separate Borrowings.

        (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including, without limitation, a return on such liquidation or deployment that would result in such Lender receiving less than it would have received had such Advances remained outstanding until the last day of the Interest Period), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

        (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

        SECTION 2.3 Issuance of and Drawings and Reimbursement Under Letters of Credit.

        (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 3:00 P.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to an Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") may be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day),
(ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank, in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section
11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement or any other Loan Document, the provisions of this Agreement shall govern.

        (b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

        (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by any Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. The Borrower shall reimburse the applicable Issuing Bank for each Letter of Credit Advance, using its own funds or the proceeds of a Revolving Credit Borrowing or Swing Line Borrowing on the same Business Day on which such Letter of Credit is drawn. To the extent the Borrower does not so reimburse the applicable Issuing Bank, upon written demand by such Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of such Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the applicable Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the applicable Issuing Bank; provided that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the applicable Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the applicable Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

        (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in
Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

        (e) Outstanding Letters of Credit. The letters of credit set forth under the caption "Letters of Credit Outstanding on the Closing Date" on Schedule 2.3(e) annexed hereto and made a part hereof were issued pursuant to the Existing Credit Agreement and which remain outstanding as of the Closing Date (the "Outstanding Letters of Credit"). The Borrower, each Issuing Bank and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Outstanding Letter of Credit issued by any Issuing Bank in an amount equal to its Pro Rata Share of the face amount of such Outstanding Letter of Credit.

        SECTION 2.4 Repayment of Advances.

        (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

                      Date                                  Amount
                      ----                                  ------
               September 30, 2002                         $2,250,000
               December 31, 2002                          $2,250,000
               March 31, 2003                             $2,250,000
               June 30, 2003                              $3,125,000
               September 30, 2003                         $3,125,000
               December 31, 2003                          $3,125,000
               March 31, 2004                             $3,125,000
               June 30, 2004                              $3,875,000
               September 30, 2004                         $3,875,000
               December 31, 2004                          $3,875,000
               March 31, 2005                             $3,875,000
               June 30, 2005                              $5,000,000
               September 30, 2005                         $5,000,000
               December 31, 2005                          $5,000,000
               March 31, 2006                             $5,000,000
               June 30, 2006                              $5,062,500
               September 30, 2006                         $5,062,500
               December 31, 2006                          $5,062,500
               March 31, 2007                             $5,062,500


provided, however, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

        (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

                      Date                                  Amount
                      ----                                  ------
               April 30, 2003                             $1,500,000
               April 30, 2004                             $1,500,000
               April 30, 2005                             $1,500,000
               April 30, 2006                             $1,500,000
               April 30, 2007                             $1,500,000
               April 30, 2008                             $67,500,000
               October 31, 2008                           $75,000,000

provided, however, that the final principal installment shall be equal to the aggregate principal amount of the Term B Advances outstanding on such date.

        (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

        (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the seventh day after the requested date of such Swing Line Advance) and the Revolving Credit Termination Date.

        (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the applicable Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                      (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C Related Documents");

                      (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                      (C) the existence of any claim, set-off, defense (other than payment) or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                      (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                      (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents;

provided, however, that the Borrower (or any other Loan Party) or any other Lender Party shall not be obligated to reimburse any Issuing Bank or other Lender Party for any wrongful payment or indemnify any Issuing Bank or other Lender Party for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence, bad faith or willful misconduct or an intentional violation of law by such Issuing Bank or any other Lender Party.

        SECTION 2.5 Termination or Reduction of the Commitments.

        (a) Optional. The Borrower may, upon at least three (3) Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Unused

Revolving Credit Commitments; provided, however, that each partial reduction of such Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility. The Administrative Agent shall promptly notify each of the Revolving Lenders of any termination or reduction in the Unused Revolving Credit Commitments pursuant to the preceding sentence.

        (b) Mandatory. (i) The Term A Commitments of the Term A Lenders shall automatically and permanently terminate and shall be of no further force and effect on the Closing Date after the Term A Borrowing has been made by the Term A Lenders.

               (ii) The Term B Commitments of the Term B Lenders shall automatically and permanently terminate and shall be of no further force and effect on the Closing Date after the Term B Borrowing has been made by the Term B Lenders.

               (iii) On and after the date that all Term A Advances and Term B Advances shall have been repaid in full, the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.6(b)(ii), (iii), or (v) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

               (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               (v) In the event the Closing Date shall not have occurred by the close of business on May 31, 2002 then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

        SECTION 2.6   Prepayments.

        (a) Optional. The Borrower may, without premium or penalty, upon at least one (1) Business Day's notice in the case of Prime Rate Advances and three
(3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together, in the case of Term A Advances and Term B Advances, with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in Section 11.4(c). Each prepayment made pursuant to this Section 2.6(a) shall be applied to repay those Facilities designated by the Borrower and unless otherwise designated by the Borrower with respect to such Facilities, such prepayment shall be applied first to the payment of Prime Rate Advances and second to the payment of Eurodollar Rate Advances; provided, that if the Borrower designates that any prepayment made pursuant to this Section 2.6(a) is to be applied to the Term Facilities, such prepayment shall be applied ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or the Revolving Credit Lenders, as applicable.

        (b) Mandatory. (i) Within one hundred twenty (120) days following the end of each Fiscal Year, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's Chief Executive Officer or Chief Financial Officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year (except that in the case of Fiscal Year 2002, such calculation shall be made for the period from the Business Day immediately following the Closing Date through the end of such Fiscal Year) along with a prepayment of the then outstanding Advances equal to fifty percent (50%) of the annual Excess Cash Flow if the ratio of Consolidated Funded Debt to EBITDA at the end of such Fiscal Year equals or is greater than 2.50:1; provided, however, that if the ratio of Consolidated Funded Debt to EBITDA, measured at the end of such Fiscal Year of the Borrower (after giving pro forma effect to making of such prepayment), for such Fiscal Year of the Borrower, is less than 2.50:1, then the required prepayment of the then outstanding Advances shall be in the amount of twenty-five percent (25%) of the annual Excess Cash Flow.

               (ii) Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from Asset Dispositions, unless such proceeds may be reinvested in accordance with the definition of "Asset Disposition," the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $2,000,000 in any Fiscal Year. In the event that such Net Cash Proceeds have been reinvested in accordance with the definition of "Asset Disposition" and were not used within such one hundred eighty (180) day period as required thereby, then Borrower shall, on the first Business Day after such one hundred eighty (180) day period, prepay the then outstanding Advances in an amount equal to the amount of such Net Cash Proceeds which have not been so reinvested.

               (iii) Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

               (iv) Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Equity Issuance, fifty percent (50%), of such Net Cash Proceeds; provided, that the Borrower may retain an amount up to one hundred percent (100%) of such Net Cash Proceeds to the extent that (x) such Net Cash Proceeds are derived from a Qualified Initial Public Offering or from a subsequent Public Offering of common shares by the Borrower to redeem its series B redeemable preferred stock (including accrued and unpaid dividends thereon) and (y) after giving effect to such transaction, the ratio of Consolidated Funded Debt to EBITDA is equal to or less than 3.00 to 1.00. Concurrently with the consummation of such transaction the proviso set forth in
Section 8.1 shall be in effect.

               (v) Within five (5) days after receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) above, unless the Borrower or such Subsidiary intends in good faith to reinvest such proceeds in accordance with the definition of "Extraordinary Receipt," the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $2,000,000 in any Fiscal Year.

        (vi) Each prepayment made pursuant to clause (ii), (iii) or (v) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: first, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; second, to prepay Swing Line Advances then outstanding until such Advances are paid in full; third, to prepay Revolving Credit Advances and Letter of Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(iv) in the amount of such prepayment) until such Revolving Credit Advances are paid in full; and fourth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding and within any of the foregoing Facilities, unless otherwise designated by the Borrower, such prepayments shall be applied first to the payment of Prime Rate Advances and second to the payment of Eurodollar Rate Advances. Each prepayment made pursuant to clause (i) or (iv) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Term A Facility and the Term B Facility on a ratable basis, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower. Upon the termination of all of the Commitments and the final payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit and the final payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

               (vii) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

               (viii) At any time that the aggregate amount of Revolving Credit Advances, Letter of Credit Advances, Swing Line Advances and the aggregate Available Amount of all Letters of Credit, in each case outstanding, exceeds the Revolving Credit Facility, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Facility.

               (ix) The foregoing notwithstanding, the provisions of this
Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

        (c) Application of Prepayments to the Term A Facility and the Term B Facility. Upon receipt of any amounts to be applied to the prepayment in respect of the Term A Facility and the Term B Facility pursuant to this Section 2.6, the Administrative Agent shall apply such amounts to the prepayment of the Term A Advances and Term B Advances ratably; provided, however, that the Borrower may, by providing not less than six (6) Business Days prior notice to the Administrative Agent, offer the Term B Lenders the option to decline to accept any prepayments made pursuant to Section 2.6(b), and, if within five (5) Business Days of receiving a copy of such notice from the Administrative Agent, any Term B Lender notifies the Administrative Agent that it elects to refuse to accept the prepayment of its Term B Advances, the Administrative Agent shall apply the portion of such prepayment that would have been allocated to the repayment of such Lender's Term B Advances, to the prepayment of the Advances of the Lenders under the Term A Facility (to the extent that there are Term A Advances then outstanding) and of the Advances of the Term B Lenders which have not so refused ratably to each unpaid installment of principal of each such Facility (and, if all Lenders under the Term B Facility elect to refuse their ratable share of such prepayment, only to the Advances of the Lenders under the Term A Facility, to the extent that there are Term A Advances then outstanding). If any Term B Lender shall not give notice to the Administrative Agent within such five (5) Business Day period, the Administrative Agent shall assume that such Lender shall have accepted such prepayment.

        SECTION 2.7   Interest.

        (a) Scheduled Interest. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Prime Rate Advances. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time plus (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears quarterly on the last Business Day of each fiscal quarter during such periods.

               (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

        (b) Default Interest. Notwithstanding the foregoing, the Borrower shall pay interest on any Advance and all other amounts then outstanding under the Facilities at the applicable Post-Default Rate (to the extent permitted by law) whenever an Event of Default has occurred and is continuing (i) under Section
9.1 for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Administrative Agent and (ii) under any Section contained in Article 9 (other than Section 9.1) for the period commencing on the sixty-first day after the occurrence of such Event of Default (if not then cured or waived) until such Event of Default has been cured or waived as acknowledged in writing by the Administrative Agent.

        (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii).

        SECTION 2.8   Fees.

        (a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders (other than Defaulting Lenders), commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 28, 2002, and on the Revolving Credit Termination Date at a rate per annum equal to 0.500% per annum on the average daily

Unused Revolving Credit Commitment of such Lender. For purposes of this subsection (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders (other than the Lender Parties which have made the Swing Line Advances).

        (b) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 28, 2002 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to (x) the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility with respect to Standby Letters of Credit and (y) 50% of the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility with respect to Trade Letters of Credit.

               (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the applicable Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at a rate equal to 0.25% thereof, which amount shall be payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the applicable Issuing Bank shall agree.

        (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent, including pursuant to the Fee Letter.

        SECTION 2.9 Conversion of Advances.

        (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 2:00 P.M. (New York time) on the third Business Day prior to the date of a proposed Conversion of Advances into Eurodollar Rate Advances and on the Business Day prior to the date of a proposed conversion of Eurodollar Rate Advances into Prime Rate Advances, and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

        (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

               (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

        SECTION 2.10  Increased Costs, Etc.

        (a) If, due to either (i) the introduction of or any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or profit or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then, subject to Section 11.4(f), the Borrower shall from time to time, within five (5) days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost (except to the extent already reflected in the definition of Eurodollar Rate); provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost setting forth in reasonable detail the basis for calculation of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

        (b) If, due to the introduction of or any change in or in the interpretation of any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, within five (5) days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts setting forth in reasonable detail the basis for calculation of such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

        (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

        (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its

Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, at the end of such applicable Interest Periods (or sooner if required by law), Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, result in an economic, legal or regulatory disadvantage to such Lender.

        SECTION 2.11 Payments and Computations.

        (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 P.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

        (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder (after giving effect to applicable grace periods, if any) or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

        (d) Interest, fees and Letter of Credit commissions shall be computed by the Administrative Agent on the basis of the actual number of days (including the first day but excluding the last day) elapsed over a year of 360 days; provided, that interest on all Prime Rate Advances shall be computed on the basis of the actual number of days (including the first day but excluding the last day) elapsed over a year of 365 or 366 days, as the case may be. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

        SECTION 2.12  Taxes.

        (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

        (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

        (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt.

        (e) Each Lender Party that is not a United States Person shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms W-8BEN, W-8ECI or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, the Internal Revenue Code or the Treasury Regulations thereunder, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. In addition, each Lender Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender Party. Each Lender Party shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection
(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN, W-8ECI or W-8IMY, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. For purposes of this subsection (e), the terms "United States" and "United States Person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

        (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

        (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

        (h) Each Lender Party shall, to the extent it is legally entitled to do so, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender Party's complete exemption from withholding on all payments under this Agreement or the Notes.

        SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

        SECTION 2.14 Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (a) with respect to the Term Advances, to
(i) finance the Spectrum Acquisition and to repay existing indebtedness and (ii) pay fees and expenses incurred in connection with the Spectrum Acquisition in an amount not to exceed $7,000,000, and (b) with respect to the Revolving Credit Advances, to finance (i) working capital, (ii) general corporate purposes of the Borrower and its Subsidiaries and (iii) Permitted Acquisitions.

        SECTION 2.15 Defaulting Lenders. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section
2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection
(a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

        (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting

Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

              (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent (in its capacity of such); and

              (ii) second, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

        (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

              (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent (in its capacity as such) hereunder;

               (ii) second, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

               (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

        (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

        SECTION 2.16 Removal of Lender. In the event that any Lender Party (an "Affected Lender") (a) demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or (b) asserts, pursuant to Section 2.10(d) that it is unlawful for such Affected Lender to make Eurodollar Rate Advances, then (subject to such Affected Lender's right to rescind such demand or assertion within ten (10) days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon twenty (20) days' prior written notice to such Affected Lender and the Administrative Agent, with the reasonable assistance of the Administrative Agent, elect to cause such Affected Lender to assign all of its rights and obligations under the Agreement (including, without limitation, all of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to an Eligible Assignee selected by the Borrower which is reasonably satisfactory to the Administrative Agent, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment (including, without limitation, amounts owing to such Affected Lender pursuant to Section 2.3, 2.4, 2.7, 2.8, 2.10 or 2.12) and in such case such Affected Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with Section 11.7. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.16, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.

                                    ARTICLE 3

                              CONDITIONS OF LENDING

        SECTION 3.1 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of each Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction or waiver of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

        (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

              (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

               (ii) A security agreement in substantially the form of Exhibit F granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest (subject only to Liens permitted under Section 6.1) in the Collateral described therein (together with each other security agreement delivered pursuant to Section 5.11, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "Security Agreement"), duly executed by the Borrower and each Subsidiary Guarantor, together with:

                      (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement (subject only to Liens permitted under Section 6.1), covering the Collateral described in the Security Agreement;

                      (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any Subsidiary Guarantor as debtor, together with copies of such financing statements;

                      (C) evidence of the completion of (or provision for) all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                      (D) evidence of the insurance required by the terms of the Security Agreement;

                      (E) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

                      (F) in the case of the Borrower's Foreign Subsidiaries, all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in (x) 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock and (y) 100% (to the extent it would not result in material adverse tax consequences) of the non-voting stock of each Foreign Subsidiary; and

                      (G) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests (subject to Liens permitted pursuant to Section 6.1) created under the Security Agreement has been taken.

               (iii) (A) Mortgages duly executed by the Borrower or applicable Subsidiary Guarantor for each parcel of real property listed on Schedule 4.20, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Agents) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Agents, to create a valid and enforceable first priority Lien on each parcel of real property listed on
Schedule 4.20 (subject only to Permitted Liens) in favor of the Administrative Agent (or a trustee acting on behalf of the Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

                      (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to the Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage Liens on the respective parcels of real property, free and clear of all defects, encumbrances and other Liens except Permitted Liens, (2) be in form and substance reasonably satisfactory to the Administrative Agent,
        (3) include, as appropriate, and to the extent reasonably available, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, and (4) to the extent reasonably available, provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

                      (C) Surveys, in form and substance satisfactory to the Administrative Agent, of each parcel of real property listed on Schedule 4.20, dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner satisfactory to the Administrative Agent for the benefit of the Lenders.

               (iv) An intellectual property security agreement in substantially the form of Exhibit G hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first priority security interest (subject to Liens permitted pursuant to Section 6.1) in all of the Borrower's and each Subsidiary Guarantor's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.11, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "Intellectual Property Security Agreement"), duly executed by the Borrower and each Subsidiary Guarantor, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens (subject to Liens permitted pursuant to Section 6.1) and security interests created under the Intellectual Property Security Agreement has been taken.

               (v) A pledge agreement substantially in the form of Exhibit H hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Pledge Agreement") pursuant to which all of the issued and outstanding capital stock of the Borrower held by Holdings shall be pledged to the Administrative Agent as security for the Obligations, together with the certificates representing all shares pledged thereunder, undated stock powers executed in blank and proxies with respect thereto.

               (vi) A guaranty in substantially the form of Exhibit I hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Guaranty"), duly executed by Holdings.

               (vii) A guaranty in substantially the form of Exhibit J hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

                  (viii) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Spectrum Acquisition, this Agreement, the Notes, and each other Loan Document and Spectrum Acquisition Documents to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental, shareholder and other third party approvals and consents, if any, with respect to the Spectrum Acquisition, this Agreement, the Notes, and each other Loan Document and Spectrum Acquisition Documents.

                  (ix) A copy of the charter (or equivalent document) of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation or organization as being a true and correct copy thereof.

                  (x) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation or organization, dated within ten (10) Business Days of the date of the Initial Extension of Credit, listing the charter (or equivalent document) of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter (or equivalent document) on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated or organized and in good standing under the laws of the State of the jurisdiction of its incorporation or organization.

                  (xi) A copy of a certificate of the Secretary of State of each State listed on Schedule 3.1(a)(xi), dated reasonably near the date of the Initial Extension of Credit, stating that the Borrower and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (xii) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter (or equivalent document) of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.1(a)(xi),
(B) a true and correct copy of the bylaws (or equivalent document) of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the truth in all material respects of the representations and warranties made by such Loan Party contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (D) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (xiii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this

Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (xiv) Such financial, business and other information regarding Holdings, the Borrower and each Subsidiary Guarantor and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, audited financial statements of the Borrower for its most recent three (3) Fiscal Years, unaudited financial statements dated the end of the most recent fiscal quarter, if any, for which financial statements are available, an unaudited pro forma balance sheet of the Borrower and its Subsidiaries which gives effect to the Transaction as if it had occurred on December 31, 2001, an unaudited pro forma income statement of the Borrower (including a calculation of EBITDA) which gives effect to the Transaction for the trailing twelve (12) months of operations ending on December 31, 2001 and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders. All pro forma financial statements shall be prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

                  (xv) Notices of Borrowing with respect to each of the Term Facilities pursuant to which the Borrower shall request an Initial Extension of Credit in an aggregate amount of not more than $225,000,000.

         (b) The Agents shall be satisfied with (i) the corporate, ownership and legal structure and capitalization of the Borrower, each of its Subsidiaries and each Related Professional Corporation after the Spectrum Acquisition, including, without limitation, the terms and conditions of the charter, by-laws (or equivalent documents), stockholder agreements and each class of capital stock or membership interests of the Borrower, each such Subsidiary and each Related Professional Corporation and of each agreement or instrument relating to such structure or capitalization and (ii) the management of the Borrower, each of its Subsidiaries and each Related Professional Corporation (after giving effect to the Spectrum Acquisition).

         (c) The Agents shall be satisfied that all Existing Debt has been (or, upon consummation of the Spectrum Acquisition will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished concurrently with the funding of the Initial Extension of Credit and that all Surviving Debt shall be on terms and conditions satisfactory to the Agents.

         (d) There shall have occurred no Material Adverse Change (including any event which, in the opinion of the Agents, is reasonably likely to result in a Material Adverse Change) in the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management or prospects of the Borrower, the Target and their respective Subsidiaries, taken as a whole, since December 31, 2001; and no material inaccuracy in such financial statements shall exist.

         (e) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or Regulatory Agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Borrower, the Target and their respective Subsidiaries, taken as a whole, (B) materially and adversely affect the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party or (C) materially and adversely affect the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents or (ii) purports to materially and adversely affect any aspect of the Transaction or the Facilities (collectively, a "Material Adverse Effect"); and there shall have been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.9.

         (f) All governmental, shareholder and other third party consents (except for third party consents with respect to contracts entered into in the ordinary course of business which are not material) and approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) necessary in connection with each aspect of the Transaction and the other transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Agents) and shall remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any authority; and no law or regulation shall be applicable in the reasonable judgment of the Agents that could restrain, prevent or impose any materially adverse conditions upon any aspect of the Transaction or such other transactions or that could seek or threaten any of the foregoing.

         (g) There shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the Transaction in the manner contemplated by the Spectrum Acquisition Documents.

         (h) The Agents and their counsel shall have completed their business, legal, environmental, tax, pension, regulatory and accounting due diligence investigation of the Borrower's, the Target's, the other Loan Parties' and their respective Subsidiaries' business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management and prospects and shall be satisfied with the results thereof. This condition shall be deemed satisfied unless any additional information is disclosed to or discovered by the Agents which the Agents deem materially adverse in respect of the condition (financial or otherwise), business, assets, liabilities, properties, results of operations or prospects of the Borrower, Target and their Subsidiaries, taken as a whole. The Borrower and each of the Guarantors shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested upon reasonable notice in order to carry out its investigations, appraisals and analyses and the Administrative Agent shall have received all additional financial, business and other information regarding the Borrower and its Subsidiaries and properties as they shall have reasonably requested.

         (i) The Borrower shall have delivered either (i) a certificate, in form and substance satisfactory to the Agents, attesting to the financial condition and Solvency of the Borrower and the Subsidiary Guarantors, together with their Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, from its Chief Financial Officer or (ii) in the event that the Borrower receives a third party Solvency opinion from an independent expert in connection with the Transaction, such opinion shall (A) be addressed to the Agents and (B) provide that the Agents shall be entitled to rely thereon.

         (j) The Lenders shall be satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and
(iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

         (k) The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as loss payee or an additional insured, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

         (l) The Administrative Agent shall have received (i) satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents) and local and special counsel to the extent requested by the Administrative Agent, as to the Transaction, and (ii) reliance letters permitting the Agent and Lenders to rely on each of the opinions of counsel delivered in connection with the Spectrum Acquisition, including the opinions of counsel delivered to the Sellers.

         (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be reasonably satisfactory to counsel for the Agents.

         (n) All fees and expenses due and payable to the Agents, and Initial Lenders and/or their affiliates pursuant to the Commitment Letter, Fee Letter or otherwise (including the reasonable fees and expenses of counsel for the Agents and local counsel for the Agents) shall have been paid in full as contemplated therein and the Borrower and the Sponsors shall have complied with all of their obligations under the Commitment Letter and the Fee Letter.

         (o) The Spectrum Acquisition shall have been consummated (contemporaneously with the Initial Extension of Credit) pursuant to the terms and conditions of the Spectrum Acquisition Agreement (and none of the material terms or conditions of the Spectrum Acquisition Agreement or any other material Spectrum Acquisition Documents) shall have been waived or modified except with the prior approval of the Agents) and in compliance with all applicable laws and with all necessary consents and approvals. The final terms and conditions of the Spectrum Acquisition Documents shall be satisfactory in all respects to the Agents, and the Administrative Agent shall have received certified copies of each of the Spectrum Acquisition Documents, each of which shall be satisfactory to the Agents and in full force and effect. Management or employment agreements with each of Cathy Vivirito and George Tracy shall have been entered into on terms and conditions satisfactory to the Administrative Agent and the Lenders and the Borrower shall have delivered to the Administrative Agent certified copies of each such agreement.

         (p) The Administrative Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Spectrum Acquisition, or that any conditions to avoiding such restrictions have been satisfied.

         (q) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations T, U, and X.

         (r) The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

         (s) The Agents shall have received evidence satisfactory to them that the Borrower's ratio of Consolidated Funded Debt to EBITDA (calculated on a basis satisfactory to the Agents and after giving effect to the Initial Extensions of Credit hereunder) shall not exceed 3.9:1.0 on the Closing Date.

         (t) The Agents shall have received evidence satisfactory to them that the Borrower's EBITDA (calculated for the four fiscal quarters preceding the Closing Date and including EBITDA of the Target and its Subsidiaries) shall be at least $85,000,000 on the Closing Date.

         (u) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be satisfactory to counsel for the Administrative Agent.

         SECTION 3.2 Conditions Precedent to Each Borrowing and Issuance. The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.3(c) and a Swing Line Advance
made by a Revolving Credit Lender pursuant to Section 2.2(b)), and the obligation of an Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

         (a) Each of the conditions precedent listed in Section 3.1 shall have been previously or concurrently satisfied or waived in accordance with this Agreement.

         (b) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case, as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default or Event of Default; and

                  (iii) for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the Revolving Credit Facility equals or exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively; and

         (c) The Administrative Agent shall have received from the Borrower a duly executed Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal as applicable.

         SECTION 3.3 Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants as follows:

         SECTION 4.1 Organization. The Borrower and each of the Subsidiary Guarantors (a) is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate or other power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, Holdings and Pacific Physician Services, Inc. collectively beneficially own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of the capital stock of the Borrower.

         SECTION 4.2 Subsidiaries. As of the date hereof, set forth on Schedule
4.2 hereto is a complete and accurate list of all Subsidiaries of the Borrower and each Related Professional Corporation, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares or membership interests of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares or membership interests of each such class owned (directly or indirectly) by the Borrower or one of its Subsidiaries at the date hereof. All of the outstanding capital stock or membership interests of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents or Liens permitted under Section 6.1.

         SECTION 4.3 Corporate Power, Authorization. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party's charter or bylaws (or equivalent documents), (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree, determination or award in each case binding on such Loan Party, (c) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties, except where such conflict, breach or default could not reasonably be expected to result in a Material Adverse Effect or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         SECTION 4.4 Governmental Authorizations, Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required for (a) the due execution, delivery, recordation, filing or performance by the Borrower or any Subsidiary Guarantor of this Agreement, the Notes, any other Loan Document or any Spectrum Acquisition Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents or
(d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals (other than immaterial third party consents), actions, notices and filings obtained on or prior to the date hereof listed on Schedule 4.4, all of which have been duly obtained, taken, given or made (or provision has been provided for in a manner satisfactory to the Administrative Agent) and are in full force and effect and except for filings required to be made in connection with the perfection of the security interests created under the Collateral Documents and compliance with securities laws and other laws regarding dispositions of collateral. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         SECTION 4.5 Due Execution, Validity, Enforceability. This Agreement has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each of the Borrower and each Subsidiary Guarantor party thereto. This Agreement is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each of the Borrower and each Subsidiary Guarantor party thereto, enforceable against the Borrower or such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         SECTION 4.6 Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2001 and the related consolidated statements of income and consolidated statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by (in the case of such Consolidated financial statements) an opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2002 and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the month then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject, in the case of said balance sheet as at March 31, 2002 and said statements of income and cash flows for the months then ended, to normal year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2001, there has been no Material Adverse Change.

         SECTION 4.7 Pro Forma Financial Statements. The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries for the period then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Initial Lender, (a) fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case after giving effect to the Transaction, (and the financial statements utilized in preparing such pro forma statements were prepared in accordance with GAAP) and (b) have been prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

         SECTION 4.8 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender (other than projections) for purposes of or in connection with this Agreement or any transaction contemplated herein or the syndication of the Facilities contemplated hereby is, (and, solely with respect to any such information furnished on behalf of Borrower or any Subsidiary by a third party, to the best of Borrower's knowledge after due inquiry are and will be) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         SECTION 4.9 Litigation. Other than the litigation disclosed on Schedule
4.9 (the "Disclosed Litigation"), there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, any Related Professional Corporation or any professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower, any of its Subsidiaries or any Related Professional Corporation), including, without limitation, any Environmental Action, pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.9.

         SECTION 4.10 Regulation U. No part of the proceeds of any Advance will be used to purchase or carry any Margin Stock, directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such Margin Stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X.

         SECTION 4.11      ERISA.

         (a) As of the Closing Date, except as set forth on Schedule 4.11 hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans.

         (b) As of the Closing Date, set forth on Schedule 4.11 is a complete and accurate list of all Welfare Plans and all defined contribution plans to which the Borrower or any of its Subsidiaries is a party, whether written or oral. Each Welfare Plan, defined contribution plan and Benefit Arrangement materially complies with, and has been operating in all material respects, in accordance with, all applicable laws, including, without limitation, the provisions of ERISA.

         (c) Each defined contribution plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under
Section 501(a) of the Code, and nothing has occurred or is reasonably expected to occur that would adversely affect the qualified status of any of the defined contribution plans or any related trust subsequent to the issuance of such determination letter.

         (d) No event has occurred in connection with any Welfare Plan, defined contribution plan or Benefit Arrangement which has, or could reasonably be expected to result in any fine, penalty, assessment or other similar liability in excess of $7,500,000 for which the Borrower or any of its Subsidiaries may be responsible, whether by reason of operation of law or contract.

         (e) Except as set forth in the financial statements referred to in
Section 4.6 and in Article 7, neither the Borrower nor any of its Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         SECTION 4.12 Casualty. Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.13      Environmental Matters.

         (a) The operations and properties of the Borrower and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         (b) Except as disclosed on Schedule 4.13 hereto, (i) none of the properties owned or operated as of the date hereof or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the best of its knowledge, as of the date hereof, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries;
(iii) to the best of its knowledge, there is no material asbestos or asbestos-containing material on any property owned or operated on the date hereof by the Borrower or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of in violation in any material respect of any Environmental Law on any property currently owned or operated by the Borrower or any of its Subsidiaries, or any property formerly owned or operated by the Borrower or any of its Subsidiaries.

         (c) As of the date hereof, except as disclosed on Schedule 4.13 hereto,
(i) neither the Borrower nor any of its Subsidiaries is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of

Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower or any of its Subsidiaries or any property formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner which complies in all material respects with Environmental Laws or in a manner that could not be reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.14      Collateral Documents.

                  (a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the ratable benefit of the Lender Parties pursuant to the Security Agreement, a legal, valid and enforceable security interest in the Collateral owned by such Loan Party, and the Security Agreement, together with the filings of Form UCC-1 and assignment of certain of such Form UCC-1's or Form UCC-3 in all relevant jurisdictions creates a first Lien on, and security interest in all of the Collateral described therein, subject to no other Liens other than Liens permitted under
Section 6.1. Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code and which have an aggregate fair market value of less than $1,000,000, all such Liens have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected Liens except for Liens permitted under Section 6.1. The Intellectual Property Security Agreement creates (assuming all necessary filings with the United States Patent and Trademark Office and the United States Copyright Office have been appropriately and duly made), as security for the Obligations purported to be secured thereby, a valid and enforceable, and upon the recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Intellectual Property Security Agreement, perfected security interest in and Lien on the trademarks, patents and copyrights covered by the Intellectual Property Security Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Parties, superior to and prior to the rights of all third Persons. The Borrower and its Subsidiaries have good and marketable title to all Collateral, free and clear of all Liens except Liens permitted under Section 6.1.

                  (b) The security interests created in favor of Administrative Agent, as pledgee for the benefit of the Lenders under the Security Agreement and the Holdings Pledge Agreement together with the delivery of the certificates pursuant thereto and delivery of appropriate endorsements executed in blank, constitute first perfected security interests in the Pledged Shares and Pledged Debt (as such terms are defined in the Security Agreement and the Holdings Pledge Agreement) pledged under such agreements, subject to no security interests of any other Person other than Permitted Liens and unperfected Liens permitted under Section 6.1(g). Except as set forth in the Security Agreement and the Holdings Pledge Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation) within ten (10) Business Days after the Closing Date are required in order to perfect the security interests created in the Pledged Shares or Pledged Debt under the Security Agreement or Holdings Pledge Agreement.

                  (c) Assuming the Mortgages are appropriately and duly filed and recorded, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the real property listed on Schedule 4.20 subject to a Mortgage and the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the ratable benefit of the Lender Parties, superior to and prior to the rights of all third Persons (except that the security interest created in such real property and the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under Section 6.1).

         SECTION 4.15      Taxes.

         (a) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid (prior to the date on which penalties attach thereto) all taxes shown thereon to be due, together with applicable interest and penalties (other than de minimus taxes which are not overdue more than thirty (30) days and any taxes the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         (b) There is no unpaid amount of adjustments to the state, local and foreign tax liability of the Borrower and each of its Subsidiaries proposed by any state, local or foreign taxing authorities which could reasonably be expected to result in a Material Adverse Effect (other than amounts arising from adjustments to Federal income tax returns and other than adjustments the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         SECTION 4.16 Compliance with Securities Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         SECTION 4.17 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         SECTION 4.18      Debt.

         (a) Set forth on Schedule 4.18(a) is a complete and accurate list of all Debt which will be repaid by the Borrower on or prior to the Closing Date (together with the Debt set forth on Schedule 4.18(c) the "Existing Debt"), the principal amount of which is greater than $250,000, showing as of the date hereof the principal amount outstanding thereunder and the maturity date thereof.

         (b) Set forth on Schedule 4.18(b) is a complete and accurate list of all Debt which will not be repaid by the Borrower on or prior to the Closing Date (the "Surviving Debt"), the principal amount of which is greater than $100,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         (c) Set forth on Schedule 4.18(c) is a complete and accurate list of all Debt which will be repaid by the Target on or prior to the Closing Date, the principal amount which is greater than $250,000, showing as of the date hereof the principal amount outstanding thereunder and the maturity date thereof.

         SECTION 4.19      No Defaults, Compliance with Laws.

         (a) Except as set forth on Schedule 4.19 hereto, neither the Borrower nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower, each of its Subsidiaries, each Related Professional Corporation and each professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, ordinances, regulations, resolutions, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign and all applicable Environmental Laws and Regulations, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20 Owned Real Property. As of the date hereof, set forth on
Schedule 4.20 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens.

         SECTION 4.21 Leased Real Property. As of the date hereof, set forth on
Schedule 4.21 is a complete and accurate list of all leases of real property with an annual rent in excess of $250,000 under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

         SECTION 4.22 Material Contracts. Set forth on Schedule 4.22 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, as of the date hereof has not been amended or otherwise modified, is in full force and effect and, to the best knowledge of the Borrower with respect to all parties other than the Loan Parties, is binding upon and enforceable against all parties thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto. To the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.23 Investments. As of the date hereof, set forth on Schedule
4.23 is a complete and accurate list of all Investments in excess of $350,000 held by the Borrower or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         SECTION 4.24 Intellectual Property. As of the date hereof, set forth on
Schedule 4.24 is a complete and accurate list of all patents, registered trademarks, service marks and copyrights, and all applications therefor, all material unregistered trademarks, service marks, trade names and copyrights, and all licenses of any of the foregoing (except for licenses of commercially available software), of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property material to the conduct of its business as now or heretofore conducted by it except to the extent the failure to so own or have such rights could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.25 Spectrum Acquisition Documents. Each Spectrum Acquisition Document to which the Borrower or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Spectrum Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect. All representations and warranties made in the Spectrum Acquisition Documents were true and correct in all material respects at the time as of which such representations and warranties were made; provided, however, that any representation made relating to any party other than any Loan Party is made to the best knowledge of the Borrower.

         SECTION 4.26 Fees. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Borrower or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

         SECTION 4.27      Government Consents for Conduct of Business.

         (a) The Borrower and each Subsidiary Guarantor has, and is in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Regulatory Agencies and are otherwise necessary for such Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, would have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited (in any material respect) any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and validly granted or issued, is in full force and effect, and neither has been suspended, rescinded, revoked, forfeited, or assigned to a party other than the Borrower or any of its Subsidiaries. Further, no conditions exist or events have occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.

         (b) Each Related Professional Corporation and each of the Borrower's, each of its Subsidiaries' and the Related Professional Corporations' employees, officers, directors, and contractors providing professional medical services to patients is, and has at all times been, while serving in such capacity (i) duly licensed and certified (as and where required) by each regulatory body having jurisdiction over services rendered by such Person, and (ii) eligible (as and where required) to participate in Medicare, Medicaid, and other federal and state funded health care reimbursement programs, where such failure to be licensed, certified or eligible, as the case may be, could reasonably be expected to have a Material Adverse Effect either individually or in the aggregate.

         SECTION 4.28 Labor Disputes; Collective Bargaining Agreement; Employee Grievances. Except as set forth on Schedule 4.28 hereto: (a) as of the date hereof, there are no collective bargaining agreements or other labor contracts covering the Borrower or any other Loan Party; (b) as of the date hereof, no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) as of the date hereof, to the Borrower's knowledge no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any other Loan Party; (d) to the Borrower's knowledge there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees which could reasonably be expected to have a Material Adverse Effect; (e) there has not been, during the three (3) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or any of their respective employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.29 Senior Debt. All of the Obligations of the Borrower and the Guarantors to the Agents and the Lenders under this Agreement and the other Loan Documents constitute "Designated Senior Debt" as defined in the Subordinated Notes Indenture and are permitted thereunder and there exists no other "Designated Senior Debt."

         The Borrower may, in addition to the reporting requirements set forth in Section 7.18, at any time and from time to time, supplement or amend any one or more of the other Schedules referred to in this Agreement (other than Schedule I), and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so supplemented or amended; provided, however, that in no event shall any such supplemented or amended disclosure cure any existing Default or Event of Default.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         SECTION 5.1 Compliance with Law. Comply, cause each of its Subsidiaries to comply and use its best efforts to cause the Related Professional Corporations to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

         SECTION 5.2 Payment of Taxes, Etc. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property (other than a Permitted Lien); provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

         SECTION 5.3 Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

         SECTION 5.4       Maintenance of Insurance.

         (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies (including, without limitation, any Insurance Subsidiary, solely as it relates to medical malpractice insurance, workers compensation and such other insurance as may be approved by Fleet and Bank of America) or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (b) In addition to, and without limiting the foregoing, the Borrower and its Subsidiaries shall maintain or require the maintenance of medical malpractice insurance with a responsible insurance company (including, without limitation, any Insurance Subsidiary) for or by and covering each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients, and naming the relevant Loan Party as an additional insured. Such insurance shall cover such casualties, risks and contingencies, shall be of the type and in amounts, and may be subject to deductibles as are customarily maintained by Persons employed or serving in the same or a similar capacity.

         (c) Cause any Insurance Subsidiary to (i) conduct its insurance business in compliance with all applicable insurance laws, rules, regulations and orders and using sound actuarial principles and (ii) maintain stop-loss coverage and excess coverage reinsurance for individual claims, in each case, as may be reasonably satisfactory to Fleet and Bank of America. The insurance premiums and other expenses charged by any Insurance Subsidiary to the Borrower and its Subsidiaries shall be reasonable and customary and reasonably satisfactory to the Administrative Agent. The Borrower will provide the Administrative Agent (A) copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of any Insurance Subsidiary promptly after receipt thereof and (B) once each year promptly after receipt thereof, an actuarial opinion with respect to any Insurance Subsidiary from (x) Aon Corporation or (y) an actuarial firm reasonably satisfactory to the Administrative Agent.

         SECTION 5.5 Preservation of Corporate Existence, Etc. Except as otherwise permitted hereunder, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, material rights (charter and statutory), material permits, material licenses, material approvals, material privileges and material franchises.

         SECTION 5.6       Visitation Rights.

         (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, during the continuance of an Event of Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries (and to the extent lawful, the Related Professional Corporations), and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

         (b) Permit the Administrative Agent and the Lender Parties to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request; provided, that in the absence of the occurrence and continuance of an Event of Default, the Administrative Agent and the Lender Parties may conduct one (1) finance examination and one (1) collateral audit per annum.

         SECTION 5.7 Keeping of Books. Keep, and cause each of its Subsidiaries and each of the Related Professional Corporations to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, each Subsidiary and each Related Professional Corporation in accordance with GAAP.

         SECTION 5.8 Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted and except where the failure to so maintain and preserve could not be reasonably expected to result in a Material Adverse Effect.

         SECTION 5.9 Performance of Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it except where the failure to so perform or observe could not be reasonably expected to result in a Material Adverse Effect.

         SECTION 5.10 Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (including any Insurance Subsidiary, but excluding the Borrower or any of its other Wholly Owned Subsidiaries) on terms that are fair and reasonable to the Borrower and its Subsidiaries (other than the Insurance Subsidiary) and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, that in any event the following shall be permitted: (i) the transactions (including the payment of fees and expenses in connection therewith) contemplated by the Spectrum Acquisition Documents, the Loan Documents and the documents related to the Subordinated Debt; (ii) the payment of Management Fees and expenses pursuant to and in accordance with the Management Services Agreement; (iii) payments under any tax sharing agreement in form and substance reasonably satisfactory to the Agents or arrangements reasonably satisfactory to the Agents among the Borrower and other members of the affiliated group of corporations of which the Borrower is the common parent;
(iv) reasonable and customary directors' fees, indemnification of officers and directors and similar arrangements and payments thereunder; (v) dividends permitted to be paid pursuant to and in accordance with Section 6.6; (vi) transactions pursuant to management contracts with affiliated physicians entered into in the ordinary course of business consistent with past practice; and (vii) transactions pursuant to any contract or agreement in effect on the date hereof and set forth on Schedule 5.10, as amended modified or replaced so long as such amendment, modification or replacement is not materially less favorable to the Borrower and its Subsidiaries than the contract or agreement in effect on the date hereof.

         SECTION 5.11      Agreement to Grant Additional Security.

         (a) Promptly, and in any event within thirty (30) days after the acquisition by the Borrower or any Subsidiary Guarantor of (i) assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $100,000), including the capital stock of any direct or indirect Subsidiary of the Borrower or (ii) any Mortgaged Property, notify the Administrative Agent of the acquisition of such assets or investments or Mortgaged Property and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments and Mortgaged Property will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets or mortgage of such Mortgaged Property practicable, and the Borrower will, and will cause each Subsidiary Guarantor to, take all necessary action, including the filing of appropriate financing statements under the provisions of the Uniform Commercial Code, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) or perfected mortgage on such Mortgaged Property pursuant to and to the full extent required by the Collateral Documents and this Agreement.

         (b) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's direct and indirect Domestic Subsidiaries (other than Immaterial Subsidiaries and Insurance Subsidiary) as the Administrative Agent shall request to become party to, or to execute and deliver a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Borrower and its Subsidiaries under the Loan Documents, including all obligations under any Bank Hedge Agreements.

         (c) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Subsidiary Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien (subject to Liens permitted pursuant to Section 6.1) on all property (tangible and intangible) of such Subsidiary Guarantor, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and (x) 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock and (y) 100% (to the extent it would not result in material adverse tax consequences) of the non-voting stock of each Foreign Subsidiary, upon terms similar to those set forth in the Collateral Documents and otherwise reasonably satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Subsidiary Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage (to the extent provided in clause (a) above) and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrower will cause each such Subsidiary Guarantor to take all reasonable actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

         (d) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(ii) use reasonable
efforts obtain landlord waivers, in form and substance satisfactory to the Administrative Agent, with respect to any material Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and to the extent requested by the Administrative Agent and to the extent the value of such Collateral exceeds $1,000,000 and use reasonable efforts to obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral with a value individually in excess of $250,000 (or $1,000,000 in the aggregate with respect to all such property) is located on any real property of the Borrower which is subject to a mortgage or other Lien and to the extent requested by the Administrative Agent, use reasonable efforts to obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) to the extent not inconsistent with the terms of this Agreement, take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

         (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to the Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

         SECTION 5.12 Interest Rate Protection. Within ninety (90) days following the Closing Date, the Borrower shall obtain and thereafter keep in effect one or more interest rate Hedge Agreements (the terms and other provisions of all such Hedge Agreements to be subject to the prior written consent of the Administrative Agent) such that not less than 50% of the principal balance of all Funded Debt outstanding of the Borrower and its Subsidiaries is either at a fixed rate or is covered by such Hedge Agreements, for an aggregate period of not less than three (3) years commencing on the Closing Date.

         SECTION 5.13 Performance of Spectrum Acquisition Documents. Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the terms and provisions of each Spectrum Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Spectrum Acquisition Document in full force and effect, enforce each such Spectrum Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under any Spectrum Acquisition Document.

         SECTION 5.14 Assignment of Claims. If required by the Administrative Agent, the Borrower shall, within a reasonable period of time as specified by the Agent, deliver or cause to be delivered all documents necessary or desirable in order to comply with all applicable federal and state assignment of claims acts, statutes or regulations.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required
Lenders:

         SECTION 6.1 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

         (a)      Liens created under the Loan Documents;

         (b)      Permitted Liens;

         (c) Liens existing on the date hereof and described on Schedule 6.1(c);

         (d) Purchase money Liens securing Debt permitted under Section 6.2(c)(i) upon real property or Equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or Equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or Equipment to be subject to such Liens, or Liens existing on any such real property or Equipment at the time of acquisition (whether in a stock or asset transaction) (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or Equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

         (e) Liens arising in connection with Capitalized Leases permitted under
Section 6.2(c)(i); provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

         (f) Liens securing Debt permitted under Section 6.2(c)(i) on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries

         (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.7;

         (h) Licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

         (i) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases not constituting Debt or consignments;

         (j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

         (k) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business so long as such deposits are not intended to be collateral for any obligation;

         (l) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations (other than for Debt for borrowed money) that do not exceed $7,500,000 at any one time outstanding; and

         (m) The replacement, extension or renewal of any Lien permitted by clauses (b) through (l) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

         SECTION 6.2 Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

         (a)      Debt incurred pursuant to the Loan Documents;

         (b) In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Subsidiary of the Borrower; provided, that if such Debt is owed by a Subsidiary of the Borrower which is not a Guarantor such Debt shall be evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and, except as set forth on Schedule 6.2(b) with respect to existing Debt, there shall be no restrictions whatsoever on the ability of such Subsidiary to repay such Debt;

         (c)      In the case of the Borrower and any of its Subsidiaries:

                  (i) Debt (A) secured by Liens permitted by Section 6.1(d), (B) Capitalized Leases and (C) of the Borrower or any Subsidiary acquired pursuant to a Permitted Acquisition or Permitted Investment (or Debt assumed at the time of a Permitted Acquisition or Permitted Investment of any asset securing such Debt), provided that such Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Permitted Investment, collectively not to exceed in the aggregate $7,500,000 at any time outstanding;

                  (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii) Subordinated Debt incurred pursuant to the Subordinated Debt Financing and other Subordinated Debt; provided, that the Net Cash Proceeds of any such Subordinated Debt issued after the Closing Date shall be used to prepay the Advances then outstanding in accordance with Section 2.6(b)(iii), except that up to $25,000,000 of such Net Cash Proceeds may be used to pay the purchase price of a Permitted Acquisition;

                  (iv) Debt existing on the date hereof and described on
         Schedule 6.2(c);

                  (v) Debt in respect of Hedge Agreements entered into in the ordinary course of business to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or currency values;

                  (vi) unsecured Debt consisting of promissory notes issued by the Borrower to officers, directors and employees of the Borrower or any Subsidiary of the Borrower issued to purchase or redeem capital stock of the Borrower to the extent that payment of cash on such promissory notes is permitted hereunder and so long as such promissory notes are expressly subordinate to the Obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents on terms reasonably acceptable to the Administrative Agent;

                  (vii) Debt consisting of Qualified Debt Securities of the Borrower or any of its Subsidiaries incurred by it in connection with Permitted Acquisitions plus the amount of interest on such Qualified Debt Securities paid in kind or through accretion or capitalization to the extent that incurrence thereof would not result in an Event of Default under any of the financial covenants set forth in Article 8;

                  (viii) Debt incurred in connection with the financing of insurance premiums (excluding tail medical malpractice insurance) in an amount not to exceed the lesser of $30,000,000 and the premiums with respect to the applicable insurance policies;

                  (ix) Debt constituting Guaranteed Obligations permitted under
         Section 6.18;

                  (x) Debt in respect of any of the Recapitalization Documents as in effect on the date hereof, including, without limitation, the Existing Earnout Obligations;

                  (xi) Obligations in respect of the Preferred Stock;

                  (xii) refinancings of any Debt originally incurred as permitted by this Section 6.2(c)(i), (iii), (iv), (vi), (vii) and (x); provided, that the terms of any such refinancing of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, shall be on substantially the same terms as the agreements and instruments in existence on the date hereof and otherwise permitted by this Agreement and the other Loan Documents; and, provided, further, that the principal amount of such Debt shall not be increased above the principal amount thereof then outstanding, neither the final maturity date nor average weighted maturity date (calculated from the date of such refinancing) shall be decreased and the direct and indirect obligors therefor shall not be changed, as a result of or in connection with such refinancing and any Debt which is subordinate to the Obligations shall remain subordinate on the same terms or on such other terms as may be approved by the Administrative Agent; and

                  (xiii) other Debt not expressly permitted above in an aggregate amount together with the amount of Guaranteed Obligations incurred pursuant to Section 6.18(k) not to exceed $22,500,000 at any time outstanding.

         SECTION 6.3       Fundamental Changes; Acquisitions.

         (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a Wholly Owned Subsidiary of the Borrower, as the case may be and (ii) Holdings may merge into the Borrower on the date of a Qualified Initial Public Offering as long as the Borrower is the surviving Person in such merger;

         (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may liquidate itself into any other Subsidiary of the Borrower or the Borrower, as the case may be;

         (c) Acquire or permit any Subsidiary to acquire all or substantially all of the assets or any division or line of business of any other Person (including capital stock), except that the Borrower and Subsidiary Guarantors may consummate (i) Permitted Acquisitions and (ii) the transfers contemplated by Sections 6.4(e) and (f).

         SECTION 6.4 Sales, Etc. of Assets. Sell, lease (as lessor), transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease (as lessor), transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

         (a) Sales of Inventory and Cash Equivalents in the ordinary course of business;

         (b) Sales of obsolete or worn-out Equipment and Intellectual Property in the ordinary course of business;

         (c) Sales or discounts of overdue accounts receivable in the ordinary course of business on customary terms and conditions;

         (d) Leases or subleases of real property or licenses or sublicenses of Intellectual Property in each case in the ordinary course of business;

         (e) The Borrower may transfer assets to any Subsidiary Guarantor and may make Investment in other Subsidiaries to the extent permitted by Section 6.5(a);

         (f) Any Subsidiary of the Borrower may transfer assets to the Borrower or to any Subsidiary Guarantor or make an Investment in other Subsidiaries to the extent permitted under Section 6.5(a);

         (g) The sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 6.4(a) through (f)) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary at least seventy-five percent (75%) in cash and (iii) the aggregate Net Proceeds received by the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.4(a) through (f)) in any Fiscal Year pursuant to this clause (g) shall not exceed $10,000,000; provided, that the Borrower and its Subsidiaries may sell or exchange specific items of Equipment, so long as the purpose of each sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of Equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of Equipment so sold or exchanged;

provided that (i) in the case of sales of assets pursuant to Section 6.4(g), the Borrower shall apply the Net Cash Proceeds from such sale in accordance with
Section 2.6(b)(ii) and (ii) to the extent the Required Lenders or, if required pursuant to Section 11.1, all Lenders, waive the provisions of this Section with respect to the sale or other disposition of any Collateral, or any Collateral is sold or disposed of as permitted by this Section, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

         SECTION 6.5 Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than (each of the following, a "Permitted Investment"; provided, however, that only clauses
(d), (h) and (i) herein and such other Investments herein provided and approved in writing by the Administrative Agent shall be a "Permitted Investment" for any Insurance Subsidiary):

         (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on Schedule 6.5(a), and additional investments in new or existing Wholly Owned Subsidiaries of the Borrower; provided, however, that no more than an aggregate amount equal to $3,000,000 shall be invested from the date hereof in Foreign Subsidiaries; and, provided, further, that with respect to Investments in any newly acquired (to the extent such acquisition is permitted hereunder) or created Wholly Owned Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary or the Insurance Subsidiary), any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and otherwise comply with Section 5.11;

         (b) loans and advances to officers, other employees and independent contractor physicians in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

         (c) advances of salary to independent contractor physicians in the ordinary course of business of the Borrower and its Subsidiaries;

         (d) Investments by the Borrower and its Subsidiaries in Cash
Equivalents;

         (e) Investments by the Borrower and its Subsidiaries in Hedge Agreements permitted under Section 5.12 and Section 6.2;

         (f) Investments consisting of intercompany Debt permitted under Section 6.2(b) or 6.18(i) and (j);

         (g) Investments existing on the date hereof and described on Schedule 6.5(g) hereto;

         (h) Investments by the Borrower and its Subsidiaries in deposit accounts opened and maintained in the ordinary course of business;

         (i) Investments consisting of accounts receivable in the ordinary course of business;

         (j) Investments in the form of Permitted Acquisitions;

         (k) Investments required to be made pursuant to the Spectrum Acquisition Documents as in effect on the date hereof;

         (l) the Borrower and its Subsidiaries may receive and own Investments acquired as non-cash consideration received in connection with an Asset Disposition permitted by Section 6.4(g);

         (m) the Borrower and its Subsidiaries may make pledges and deposits permitted under Section 6.1;

         (n) the Borrower and its Subsidiaries may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and past due accounts;

         (o) the Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments and would otherwise exceed the limitations of this Section 6.5;

         (p) transfers of assets to Related Professional Corporations to the extent required under the express contractual terms of applicable management contracts in the ordinary course of business;

         (q) Investments consisting of notes payable from employees for the purchase price of stock in connection with the issuance of such stock;

         (r) Investments in the form of loans by the Borrower or any of its Subsidiaries to Related Professional Corporations in the ordinary course of business; provided, that such loans shall be evidenced by promissory notes and such promissory notes shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement;

         (s) Investments made by the Borrower or any of its Subsidiaries solely with the proceeds from issuances of capital stock of the Borrower to any Sponsor or a Related Party after the date hereof; provided, that the capital contribution made by such Sponsor or such Related Party in connection with such issuance was made solely for the purpose of permitting the Borrower to make such Investment;

         (t) Investments made in any Insurance Subsidiary solely to the extent permitted in Section 6.20(b); and

         (u) other Investments not expressly permitted above in an aggregate amount outstanding at any time not in excess of $7,500,000.

         SECTION 6.6 Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

         (a) the Borrower may declare and pay dividends and distributions payable solely in common stock of the Borrower;

         (b) a Subsidiary of the Borrower may declare and pay dividends and distributions to its stockholders ratably in accordance with their interests;

         (c) for issuances of stock expressly permitted by Section 6.17;

         (d) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the repurchase, redemption or other acquisition or retirement for value of any capital stock of the Borrower held by any members or former member of the Borrower's (or any of its Subsidiaries') management; provided, however, that the aggregate price paid shall not exceed (x) $4,000,000 in any Fiscal Year and $20,000,000 in the aggregate during the term of this Agreement, plus (y) the aggregate cash proceeds received by the Borrower from any issuance or reissuance of capital stock by the Borrower to members of management of the Borrower and its Subsidiaries and the net proceeds to the Borrower of any "key-man" life insurance policies;

         (e) repurchases of capital stock deemed to occur upon the exercise of stock options to the extent the value of such capital stock represents all or a portion of the exercise price thereof;

         (f) the Borrower and its Subsidiaries may pay regularly scheduled dividends on the Preferred Stock pursuant to the terms thereof solely through the issuance of additional interests of such Preferred Stock, or by an increase in the liquidation preference thereof;

         (g) the Borrower may issue its common stock to holders of Preferred Stock upon the conversion thereof in accordance with the terms thereof;

         (h) the Borrower may redeem its Preferred Stock (including accrued and unpaid dividends thereon) from Net Cash Proceeds from any Equity Issuance to the extent a payment from such proceeds is not required pursuant to Section 2.6(b)(iv); and

         (i) on or before September 1, 2002, the Borrower may redeem Preferred Stock held by MedPartners, Inc. with an aggregate liquidation preference (including accrued and unpaid dividends thereon) of not more than $1,500,000 solely in exchange for non-cash consideration consisting solely of the settlement of an existing indemnity claim by the Borrower against MedPartners, Inc.

         SECTION 6.7 Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business (and businesses reasonably related thereto) as carried on at the date hereof; it being understood and acknowledged that any Insurance Subsidiary shall be the only entity conducting insurance business (and business reasonably related thereto) and that any Insurance Subsidiary shall be engaged solely in the medical malpractice business, workers compensation and such other insurance business as may be approved by Fleet and Bank of America, for the underwriting of insurance policies for the Borrower and its Subsidiaries and each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients.

         SECTION 6.8 Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment would adversely affect (i) the Borrower's or such Subsidiary's capacity to perform its obligations under the Loan Documents to which it is a party or (ii) the interests or rights of the Administrative Agent or any Lender Party under the Loan Documents.

         SECTION 6.9 Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (a) accounting policies or reporting practices, except as mandated by GAAP, or (b) its Fiscal Year.

         SECTION 6.10 Prepayments, Etc. of Debt. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt or Qualified Debt Securities, other than the exchange of Subordinated Notes with Subordinated Notes in accordance with the Subordinated
Note Indenture or a refinancing of such Debt expressly permitted by Section 6.2(c)(xii) or (b) amend, modify or change in any manner any term or condition of any Subordinated Debt or Qualified Debt Securities; provided, the Borrower may prepay or purchase Subordinated Debt or Qualified Debt Securities with Net Cash Proceeds received from an Initial Public Offering or a subsequent Public Offering to the extent such proceeds are not required to be applied to prepay indebtedness hereunder pursuant to Section 2.6(b)(iv).

         SECTION 6.11 Amendment, Etc. of Spectrum Acquisition Documents. Cancel or terminate (other than in accordance with its terms) any Spectrum Acquisition Document or consent to or accept any cancellation or termination thereof (other than in accordance with its terms), amend, modify or change in any materially adverse manner any term or condition of any Spectrum Acquisition Document or the Management Services Agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Spectrum Acquisition Document or take any other action in connection with any Spectrum Acquisition Document or the Management Services Agreement that would, in any such case, materially impair the value of the interests or rights of the Borrower thereunder, or would materially impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing; provided, that in no event shall the Borrower or any of its Subsidiaries amend, modify or change the Management Services Agreement so as to increase the Management Fees payable thereunder.

         SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or pay any Debt or other Obligations owed to the Borrower or any of its other Subsidiaries, (ii) make any loans or advances to the Borrower or any of its other Subsidiaries or
(iii) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

                  (a) those contained in the Loan Documents or the documents related to the Subordinated Debt;

                  (b) any such encumbrance or restriction consisting of customary non-assignment provisions in contractual obligations and are entered into in the ordinary course of business to the extent such provisions restrict the transfer of the lease or license or assignment of such agreement; and

                  (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Debt permitted by
Section 6.2(c)(i) to the extent such restrictions restrict the transfer of such asset;

         SECTION 6.13 Negative Pledge. Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents, the documents related to the Subordinated Debt and other than restrictions contained in security agreements securing Debt permitted by Section 6.2(c)(i) to the extent such restrictions restrict the transfer of such asset.

         SECTION 6.14      Partnerships, New Subsidiaries.

         (a) Become a general partner in any general or limited partnership or joint venture (other than as expressly permitted pursuant to Section 6.5(a), (j) and (u)), or permit any of its Subsidiaries to do so, or

         (b) Create any new Subsidiary, unless the Borrower and such Subsidiary comply with Section 5.11, including, without limitation, by causing such newly created Domestic Subsidiary (other than Immaterial Subsidiaries and the Insurance Subsidiary) to become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and the shares of the capital stock of such Subsidiary to be pledged to the Administrative Agent pursuant to the Security Agreement to the extent required thereunder.

         SECTION 6.15 Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Hedge Agreements expressly permitted under Section 5.12 or Section 6.2(c)(v).

         SECTION 6.16 Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed the amount set forth below for such Fiscal Year:

                  FISCAL YEAR                   AMOUNT
                  -----------                   ------
                     2002                    $15,000,000
                     2003                    $16,000,000
                     2004                    $17,000,000
                     2005                    $18,000,000
                     2006                    $19,000,000
                     2007                    $19,000,000

; provided, however, that amounts permitted to be expended in a Fiscal Year that are not expended in such fiscal year, but not in excess of one hundred (100%) percent of such prior year's unused amount shall be permitted to be expended in (but only in) the subsequent fiscal year, provided further that the amount of Capital Expenditures made in any Fiscal Year shall not exceed one hundred forty percent (140%) of the amount set forth in the table above for such Fiscal Year. For purposes of this Section 6.16, Capital Expenditures shall not include (i) expenditures constituting the purchase price for any Permitted Acquisition, (ii) expenditures from proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets or property to the extent such proceeds are used within 180 days of receipt to replace assets or property so lost, destroyed, damages or condemned and (iii) expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement, which reinvestment is made within 180 days after receipt of such Net Cash Proceeds.

         SECTION 6.17 Issuance of Stock. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower, (b) to qualify directors if required by applicable law, (c) as set forth in Schedule 6.17, (d) issuances of common stock and/or Preferred Stock of the Borrower to directors, management and employees of the Borrower, pursuant to a stock option or grant plan or the exercise of options issued pursuant thereto and (e) other issuances of common stock or Preferred Stock of the Borrower (i) in connection with a Permitted Acquisition, (ii) to any other Person so long as such common stock is pledged to the Administrative Agent for the ratable benefit of the Lender Parties to secure the Obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents, provided, however, that common stock issued in connection with an Initial Public Offering or a subsequent Public Offering shall not be required to be so pledged, or (iii) to MedPartners, Inc. pursuant to its preemptive rights existing on the date hereof.

         SECTION 6.18 Guaranteed Obligations. Create, incur, assume or permit to exist, or permit any of its Subsidiaries to create, incur, assume or permit to exist, any Guaranteed Obligations except

         (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party;

         (b) for Guaranteed Obligations existing on the date hereof and set forth on Schedule 6.18;

         (c) guarantees by the Borrower or its Subsidiaries of Debt expressly permitted under Section 6.2; provided, that guarantees of Subordinated Debt shall be subordinated on substantially similar terms;

         (d) the Borrower and its Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary indemnifications for agents, employees, consultants, officers and directors of such Loan Party;

         (e) the Borrower and the Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary and reasonable indemnification provisions or customary purchase price adjustments (based on post-closing audit adjustments) incurred in connection with acquisitions or sales or assets permitted hereunder to be made by the Borrower or any Subsidiary;

         (f) the Borrower and its Subsidiaries may become and remain liable with respect to guarantees in favor of the Lenders and the Agent executed and delivered pursuant hereto;

         (g) for performance, surety, bid, appeal and other similar bonds as expressly permitted under Section 6.1 or the definition of Permitted Liens;

         (h) the Borrower and Subsidiaries may incur Guaranteed Obligations in respect of employment arrangements and other compensation arrangements entered into in connection with Permitted Acquisitions or otherwise in the ordinary course of business;

         (i) the Borrower may incur Guaranteed Obligations in respect of obligations of Subsidiary Guarantors arising in the ordinary course of business;

         (j) Subsidiary Guarantors may incur Guaranteed Obligations in respect of obligations of the Borrower or other Subsidiary Guarantors arising in the ordinary course of business;

         (k) the Borrower and its Subsidiaries may incur Guaranteed Obligations in an aggregate amount together with the Debt incurred pursuant to Section 6.2(c)(xiii) not to exceed $22,500,000 at any one time outstanding.

         SECTION 6.19 Management Fees. Pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower or any Loan Party; provided, however, that so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower and its Subsidiaries may make payments pursuant to and in accordance with the Management Services Agreement; provided, further, that notwithstanding the preceding proviso, the Borrower may pay the out-of-pocket costs of the Sponsors incurred pursuant to and in accordance with the Management Services Agreement during the existence and continuance of an Event of Default.

         SECTION 6.20 Insurance Subsidiary. (a) Permit the Insurance Subsidiary to enter into any (or renew, extend or materially modify any existing) reinsurance or stop-loss insurance arrangements except in the ordinary course of business with reinsurers rated as least "A" by A.M. Best & Co. or reinsurers whose obligations to the Insurance Subsidiary are secured by letters of credit or other collateral reasonably acceptable to the Administrative Agent or (b) permit any Investment in the Insurance Subsidiary, except for Investment not in excess of the amounts as may be required by applicable law.

                                    ARTICLE 7

                             REPORTING REQUIREMENTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and Lender Parties (for purposes of this Article 7 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         SECTION 7.1 Default Notice. As soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         SECTION 7.2       [Intentionally omitted.]

         SECTION 7.3 Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year (provided that with respect to the first four (4) quarters following the Closing Date, such comparative financial statements shall be prepared on a pro forma basis after giving effect to the Transaction) and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower as having been prepared (except for the pro forma comparative financial statements) in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), together with
(i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form and detail satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

         SECTION 7.4 Annual Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year (provided that with respect to the first Fiscal Year following the Closing Date, such comparative financial statements shall be prepared on a pro forma basis after giving effect to the Transaction) and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, (which opinion shall contain no qualification with respect to the continuance of the Borrower and its Subsidiaries as going concerns and shall state that such financial statements fairly present in all material respects the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated, in each case in conformity with GAAP), together with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP, (b) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (c) a schedule in form and detail satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

         SECTION 7.5 Annual Forecasts. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) to the extent prepared, a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

         SECTION 7.6 ERISA Events and ERISA Reports. (i) Promptly and in any event within twenty (20) days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

         SECTION 7.7 Plan Terminations. Promptly and in any event within five
(5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

         SECTION 7.8 Actuarial Reports. Promptly upon receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000 or the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, exceeds the market value of assets exclusive of any contributions due to the Plan by $500,000.

         SECTION 7.9 Plan Annual Reports. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after request, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

         SECTION 7.10 Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to,

(i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i) or (ii) if in excess of $2,500,000.

         SECTION 7.11 Litigation. Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting the Borrower or any of its Subsidiaries and, promptly after the occurrence thereof, notice of any Material Adverse Change in the status or the financial effect on the Borrower or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.9.

         SECTION 7.12 Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or with any national securities exchange.

         SECTION 7.13 Creditor Reports. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to all holders of the Subordinated Debt of the Borrower or of any of its Subsidiaries pursuant to the terms of any agreement, instrument or other document related to the Subordinated Debt and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

         SECTION 7.14 Agreement Notices. Promptly upon the sending or receipt thereof, copies of all notices, requests and other documents sent or received by the Borrower or any of its Subsidiaries under or pursuant to any indenture, loan or credit agreement or similar agreement or instrument, in each case evidencing indebtedness in excess of $5,000,000, regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         SECTION 7.15 Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.16 Real Property. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within sixty (60) days after any such request, a report supplementing Schedules 4.20 and 4.21 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all material respects.

         SECTION 7.17 Insurance. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within forty-five (45) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         SECTION 7.18 Management Letters. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

         SECTION 7.19 Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.

                                    ARTICLE 8

                               FINANCIAL COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will (for purposes of this Article 8 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         SECTION 8.1 Consolidated Funded Debt to EBITDA Ratio. Subject to the proviso below, maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Funded Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:

         Four Fiscal Quarters ending on or about:                  Ratio
         ----------------------------------------                  -----
         June 30, 2002                                              4.50
         September 30, 2002                                         4.50
         December 31, 2002                                          4.25
         ---------------------------------------------------------------
         March 31, 2003                                             4.25
         June 30, 2003                                              4.25
         September 30, 2003                                         4.10
         December 31, 2003                                          4.00
         ---------------------------------------------------------------

         March 31, 2004                                             3.85
         June 30, 2004                                              3.85
         September 30, 2004                                         3.75
         December 31, 2004                                          3.75
         ---------------------------------------------------------------
         March 31, 2005                                             3.50
         June 30, 2005                                              3.50
         September 30, 2005                                         3.50
         December 31, 2005                                          3.50
         ---------------------------------------------------------------
         March 31, 2006 and thereafter                              3.25

         ; provided, however, that to the extent the Borrower shall be permitted to retain more than 50% of the Net Cash Proceeds of any Qualified Initial Public Offering or subsequent Public Offering pursuant to Section 2.6(b)(iv) then, notwithstanding the foregoing grid, the Borrower shall be required to maintain as of the end of each fiscal quarter thereafter a ratio of Consolidated Funded Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than 3.75 to 1.00; and provided, further, however, that, notwithstanding the proceeding proviso, to the extent the level set forth in the foregoing grid for any fiscal quarter thereafter is less than 3.75 to 1.00, then the level set forth in the foregoing grid shall govern.

         SECTION 8.2 Interest Coverage Ratio. Maintain as of each date set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated cash Interest Expense for such period (except that in respect of the first three (3) testing periods referred to below, actual amounts expended for cash Interest Expense, in each case since April 1, 2002, shall be computed on an annualized basis) of not less than the ratio set forth below for such period:

         Four Fiscal Quarters ending on or about:                  Ratio
         ----------------------------------------                  -----
         June 30, 2002                                              2.75
         September 30, 2002                                         2.75
         December 31, 2002                                          2.75
         ---------------------------------------------------------------
         March 31, 2003                                             3.00
         June 30, 2003                                              3.00
         September 30, 2003                                         3.00
         December 31, 2003                                          3.00
         ---------------------------------------------------------------
         March 31, 2004                                             3.25
         June 30, 2004                                              3.25
         September 30, 2004                                         3.25
         December 31, 2004                                          3.25
         ---------------------------------------------------------------
         March 31, 2005                                             3.50
         June 30, 2005                                              3.50
         September 30, 2005                                         3.50
         December 31, 2005                                          3.50
         March 31, 2006 and thereafter                              3.50

         SECTION 8.3 Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower, less Capital Expenditures (other than Capital Expenditures financed with Debt permitted hereunder) made by the Borrower and its Subsidiaries during such period, less the aggregate net amount of federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries in cash during such period, less the cash purchase price paid by the Borrower during such period for redemption of its capital stock permitted by
Section 6.6(d), less cash dividends paid by the Borrower to the holders of its common stock during such period, to the (ii) sum of (x) cash interest payable by the Borrower and its Subsidiaries on all Debt during such period (except that in respect of the first three (3) testing periods referred to below, such interest amounts payable, in each case since April 1, 2002, shall be computed on an annualized basis) plus (y) scheduled principal amounts of all Debt payable by the Borrower and its Subsidiaries during such period (other than Debt representing the cash purchase price paid by the Borrower for the redemption of its capital stock during the period to the extent deducted from EBITDA above), of not less than the ratio set forth below for such period:

         Four Fiscal Quarters ending on or about:                  Ratio
         ----------------------------------------                  -----
         June 30, 2002                                              1.35
         September 30, 2002                                         1.35
         December 31, 2002                                          1.35
         ---------------------------------------------------------------
         March 31, 2003                                             1.35
         June 30, 2003                                              1.35
         September 30, 2003                                         1.35
         December 31, 2003                                          1.35
         ---------------------------------------------------------------
         March 31, 2004                                             1.20
         June 30, 2004                                              1.20
         September 30, 2004                                         1.20
         December 31, 2004                                          1.20
         ---------------------------------------------------------------
         March 31, 2005                                             1.15
         June 30, 2005                                              1.15
         September 30, 2005                                         1.15
         December 31, 2005                                          1.15
         ---------------------------------------------------------------
         March 31, 2006 and thereafter                              1.20

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         If any of the following ("Events of Default") shall occur and be continuing:

         SECTION 9.1 Payment. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
(b) within five (5) Business Days after the same becomes due and payable; or

         SECTION 9.2 Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         SECTION 9.3 Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.6, or 5.11,
Article 6 or Article 8; or

         SECTION 9.4 Other Covenants. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days or, in the case of Sections 7.3 and 7.4, five (5) Business Days, after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent; or

         SECTION 9.5 Other Defaults. The Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $7,500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         SECTION 9.6 Bankruptcy, Etc. The Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this Section 9.6; or

         SECTION 9.7 Judgments. Any judgment or order for the payment of money in excess of $7,500,000 (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgments or orders shall not have been vacated, discharged, satisfied or bonded pending appeal within thirty (30) days of entry thereof; or

         SECTION 9.8 Loan Documents. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         SECTION 9.9 Liens. Any Collateral Document after delivery thereof shall for any reason cease (except in accordance with their terms) to or otherwise not create a valid and perfected first priority Lien (subject to the Liens permitted under Section 6.1) on and security interest in a material portion of the Collateral purported to be covered thereby to the extent previously perfected; or

         SECTION 9.10 Change of Control. Any Change of Control shall occur; or

         SECTION 9.11      ERISA Events.

         (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Events) exceeds $7,500,000; or

         (b) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $7,500,000; or

         (c) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $7,500,000; or

         SECTION 9.12 Subordination Provisions. The subordination provisions contained in any instrument pursuant to which the Subordinated Debt permitted under Section 6.2(c)(iii) was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms (other than as the result of payment or prepayment in accordance with the terms hereof); or

         SECTION 9.13      Matters Relating to Regulatory Agencies.

         (a) Any Regulatory Agency shall commence a hearing on the renewal of any material license, consent, authorization, permit, certificate, franchise held by any the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of any the Borrower, any of its Subsidiaries or Related Professional Corporation if there is a significant probability that result thereof will be the termination, revocation, suspension or material adverse amendment of any such license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

         (b) Any Regulatory Agency shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise held by the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of the Borrower, any Subsidiary of the Borrower or Related Professional Corporation if the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

         SECTION 9.14 Related Professional Corporation Termination. The Borrower's or any of its Subsidiaries' contractual arrangements with a material portion of the Related Professional Corporations shall be terminated and not replaced by other similar contractual arrangements unless the Borrower shall have elected to terminate (or permit to expire) those of the Related Professional Corporation contracts as being unnecessary to the future conduct of its business; or

         SECTION 9.15 Insurance Subsidiary. Any Insurance Subsidiary shall become subject to any conservation, rehabilitation, liquidation order, directive or mandate issued by any Regulatory Agency which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate; (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; and (iii) exercise any other remedy available under the Loan Documents or applicable law.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1 Authorization and Action. Each Lender Party (in its capacities as a Lender, each Issuing Bank, the Swing Line Bank and any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

         SECTION 10.2 Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts reasonably selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument

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
or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 10.3 Fleet and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

         SECTION 10.4 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 10.5      Indemnification.

         (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by such Issuing Bank under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of Sections 10.5(a) and 10.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time, and (iv) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Banks shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
10.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 10.6 Successor Administrative Agents. The Administrative Agent may resign as to any or all of the Facilities at any time by giving thirty (30) days prior written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed which shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which shall be reasonably acceptable to the Borrower and which is a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities which functions shall continue to be performed by the Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

         SECTION 10.7 Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.1(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

             SECTION 10.8 Syndication and Documentation Agent. Each Lender, the Administrative Agent, the Syndication Agent and the Documentation Agent acknowledges that the Syndication Agent and the Documentation Agent, in such capacity, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or other Loan Documents in their capacities as such.

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.1 Amendments, Etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the Borrower; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall, (i) reduce the rate of interest or extend the final scheduled maturity date or the scheduled date for payment of any principal payment, Advance or Note (other than any mandatory prepayment), or the stated maturity of any Letter of Credit beyond the Revolving Credit Termination Date, or the date for payment of any fees or interest on any Advance, or waive, reduce or excuse any such payment or any part thereof, or decrease the rate of interest on any Advance, or reduce the principal amount thereof, without the prior written consent of each affected Lender affected thereby, (ii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under the Collateral Documents, without the prior written consent of each Lender, (iii) amend, modify or waive any provision of this Section 11.1, without the prior written consent of each Lender, (iv) reduce the percentage specified in the definition of Required Lenders, without the prior written consent of each affected Lender, (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement without the prior written consent of each Lender, or (vi) release all or substantially all of the Guarantors from their respective Guaranty, without the prior written consent of each Lender; provided, further, that no such amendment, modification, supplement, termination, waiver or consent shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) amend, modify or waive any provision of this Agreement or any other Loan Document which affects the rights or obligations of the Swing Line Bank or the Issuing Banks, as the case may be, without the consent of the Swing Line Bank or the Issuing Banks, as the case may be, (3) amend, modify or waive any provision of Article 10 as same applies to the

Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent, without the consent of the Administrative Agent, (4) amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent under the other Loan Documents, without the consent of the Administrative Agent, (5) alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 2.6(b) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, (6) amend the definition of Majority Lenders, without the consent of the Majority Lenders of each Facility or (7) amend the definition of Pro Rata Share, without the consent of the Majority Lenders of the Revolving Facility.

         SECTION 11.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

                  (a)      if to the Borrower:

                                    Team Health, Inc.
                                    1900 Winston Road
                                    Knoxville, Tennessee 37919
                                    Attention: President
                                    Telephone No.: (423) 693-1000
                                    Facsimile No.:  (423) 539-8003

                           with a copy to:

                                    Cornerstone Equity Investors
                                    717 Fifth Avenue
                                    Suite 1100
                                    New York, New York 10022
                                    Attention: Dana O'Brien
                                    Telephone No.: (212) 753-0901
                                    Facsimile No.:  (212) 826-6798

                                    Madison Dearborn Partners
                                    Three Bank One Plaza
                                    Suite 3800
                                    Chicago, Illinois 60602
                                    Attention: Nick Alexos
                                    Telephone No.: (312) 895-1260

                                    Facsimile No.:  (312) 895-1256


                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: Christopher Butler, Esq.
                                    Telephone No.: (312) 861-2298
                                    Facsimile No.:  (312) 861-2200

                  (b)      if to the Administrative Agent:

                                    Fleet National Bank
                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Ginger Stolzenthaler
                                    Telephone No.: (617) 434-3925
                                    Facsimile No.:  (617) 434-2472

                           with a copy to:

                                    Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, Illinois 60601-9703
                                    Attention: Charles B. Boehrer, Esq.
                                    Telephone No.: (312) 558-5989
                                    Facsimile No.:  (312) 558-5700

                  (c) if to any Initial Lender or any Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto.

                  (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) Business Days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

         SECTION 11.3 No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 11.4 Costs and Expenses.

         (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of the Loan Documents, and of the Administrative Agent in connection with modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and settlement costs) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transaction, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction, other than claims for direct, as opposed to consequential, damages.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or 2.10(d) or a prepayment pursuant to Section 2.6(a) or (b), acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including, without limitation, a return on such liquidation or deployment that would result in such Lender receiving less than it would have received had such Advances remained outstanding until the last day of the Interest Period), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         (f) Notwithstanding anything to the contrary contained in this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under Section 2.10, 2.12 or 11.4(c) within 180 days after the date the Lender Party incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender Party shall only be entitled to be compensated for such amount by the Borrower or any other Loan Party pursuant to said Section 2.10, 2.12 or 11.4(c) to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.12 or 11.4(c). Each Lender, in determining additional amounts owing under Section 2.10, 2.12 or 11.4(c), will act reasonably and in good faith and to the extent the increased costs or reductions in amounts receivable or reduction in return on capital relate to such Lender Party's loans, commitments or letters of credit in general and not specifically attributable to the Advances or Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all advances and letters of credit similar to the Advances and Letters of Credit made, issued or participated in by such Lender Party whether or not the documentation for such other advances or letters of credit permit such Lender Party to receive amounts of the type described in such Section 2.10, 2.12 and 11.4(c).

         SECTION 11.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article 9 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article 9, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

         SECTION 11.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and each Issuing Bank that each such Initial Lender and each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 11.7      Assignments and Participations.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender (or an Affiliate of a Lender) or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000, (ii) no such assignments shall be permitted without the prior consent of the Administrative Agent and, so long as no Event of Default or Default then exists, the Borrower (in either case, which consents shall not be unreasonably withheld), (iii) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) or 2.12 and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b) or 2.12, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (other than with respect to an assignment to one or more of a Lender's Affiliates, in which event such fee shall be $1,500, and other than with respect to an assignment by or to Bank of America, in which event such fee shall not apply).

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless and until the Assignment and Acceptance has been accepted by the Administrative Agent and registered in the Register. This Section 11.7(d) shall be construed so that the Notes are at all times maintained in "registered form" for purposes of Internal Revenue Code Sections 163(f), 871(h)(2) and 881(c)(2) and any related regulations promulgated thereunder (or any successor provisions of the Internal Revenue Code or such regulations).

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within ten (10) Business Days after its receipt of such notice and the return of the old Notes (or a customary indemnity with respect to any lost Notes), the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B, C or D hereto, as the case may be .

         (f) Each Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (other than with respect to an assignment by or to Bank of America).

         (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the rate of interest or extend the final scheduled maturity of any Advance or Note, or the date for payment of any fees or other interest on any Advance, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Advance, or reduce the principal amount thereof, in each case to the extent subject to such participation, or release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under all of the Collateral Documents. If a

Lender Party that is not a United States Person with the meaning of Internal Revenue Code Section 7701 sells a participating interest pursuant to this
Section 11.7(g) (or otherwise ceases to own a beneficial interest in all or a portion of its rights and obligations under this Agreement for purposes of Treasury Regulation Section 1.1441-1(c)(6)) such Lender Party shall provide the Borrower and the Administrative Agent with revised forms required by Section 2.12(c) reflecting the portion of the rights and obligations under this Agreement which have been sold on an Internal Revenue Service form W-8IMY (including the required attachments thereto) and that portion of the rights and obligations retained on an Internal Revenue Service form W-8BEN or W-8ECI, as appropriate.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with the terms set forth in
Section 11.10.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System without notice to, or the consent of, the Borrower or the Administrative Agent and any Lender which is a fund may pledge all or any portion of Advances owing to it or the Note or Notes held by it to its trustee in support of its obligations to its trustee. No such pledge, assignment or creation of security interest shall release the transferor Lender from its obligations under this Agreement.

         SECTION 11.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.9 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of

Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against any Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 11.10 Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents, auditors and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis and subject to such Person's agreement to be bound by the confidentiality provisions of this Agreement, (b) as required by any law, rule or regulation or judicial process, (c) as required by any state, federal or foreign authority or examiner regulating banks or banking and (d) in any court action between any Loan Party and the Administrative Agent or any Lender Party arising out of the transactions contemplated by this Agreement.

         SECTION 11.11 Further Assurances. (a) At any time and from time to time, upon the request of the Administrative Agent, each Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered or acknowledged, such further documents and instruments and do such further acts as the Administrative Agent may reasonably request in order to fully affect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Facilities.

                  (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Collateral Document which is not of public record and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Collateral Document, the Borrower will issue, in lieu thereof, a replacement Note or Collateral Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

         SECTION 11.12     JURISDICTION, ETC.

         (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         SECTION 11.13 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

         SECTION 11.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        TEAM HEALTH, INC.

                                        By:      ___________________________

                                        Name:    ___________________________

                                        Title:   ___________________________



                                SIGNATURE PAGE TO
                     CREDIT AGREEMENT FOR TEAM HEALTH, INC.

                                             FLEET NATIONAL BANK,

                                               AS ADMINISTRATIVE AGENT,
                                               AS LENDER,
                                               AS ISSUING BANK AND
                                               AS SWING LINE BANK

                                             By:      __________________________

                                             Name:    __________________________

                                             Title:   __________________________



                                SIGNATURE PAGE TO
                     CREDIT AGREEMENT FOR TEAM HEALTH, INC.

                                            BANK OF AMERICA, N.A.,

                                              AS LENDER AND
                                              AS ISSUING BANK

                                            By:      ___________________________

                                            Name:    ___________________________

                                            Title:   ___________________________



                                SIGNATURE PAGE TO
                     CREDIT AGREEMENT FOR TEAM HEALTH, INC.

                                            BANC OF AMERICA SECURITIES LLC,
                                              AS SYNDICATION AGENT

                                            By:      ___________________________

                                            Name:    ___________________________

                                            Title:   ___________________________



                                SIGNATURE PAGE TO
                     CREDIT AGREEMENT FOR TEAM HEALTH, INC.

                                            [----------------------------]


                                            By:      ___________________________

                                            Name:    ___________________________

                                            Title:   ___________________________



                                SIGNATURE PAGE TO
                     CREDIT AGREEMENT FOR TEAM HEALTH, INC.